UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2 to
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 11, 2011

Westergaard.com, Inc.
 (Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-29761	52-2002729
(Commission File Number)	(IRS Employer Identification No.)

Chendai Andou Industry Park, Jinjiang,
Quanzhou, Fujian, China 362211
 (Address of Principal Executive Offices)

086-13808527788
 (Issuer Telephone number)

17 State Street, Suite 2000
New York, New York 10004
Former fiscal year October 31
 (Former name, former address and former fiscal year,
if changed since last report)

Copy to:
Richard I. Anslow, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 2 to the Form 8-K (this “Form 8-K Amendment”) is being filed to incorporate changes to the Current Report on Form 8-K filed by Westergaard.com, Inc. (the “Company”) on February 11, 2011 (the “Form 8-K”) in response to comments received from the Securities and Exchange Commission (the “Commission”) as a result of the Commission’s review of the Form 8-K. Unless otherwise disclosed herein, the disclosures contained herein have been updated to reflect events, results or developments that have occurred after the Form 8-K, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this report. This Amendment should be read in conjunction with the Form 8-K and the Company’s filings made with the Commission subsequent to the Form 8-K, including any amendments to those filings.

FORWARD LOOKING STATEMENTS

This Form 8-K, as amended, contains or may contain forward looking statements and information that is based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s audited financial statements for the fiscal years ended December 31, 2010 and 2009 and the related notes thereto and the related notes thereto, and the pro forma financial statements and the related notes filed with this Form 8-K Amendment.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this Report to “Westergaard” “we,” “us,” “our,” “our Company,” or “the Company” are to the combined business of Westergaard.Com, Inc., and its consolidated subsidiaries. In addition, unless the context otherwise requires and for the purposes of this report only:

“ANBAILUN” refers to ANBAILUN International Holdings Limited;
“Ansheng(HK)” refers to Ansheng (HK) Holdings Limited;
“Ansheng International” refers to Ansheng International, Inc.;
“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
“Fujian Ansheng” refers to Fujian Jinjiang Chendai Ansheng Shoes & Closing Co., Ltd.;
“Securities Act” refers to the Securities Act of 1933, as amended.

In addition, there has not been uniform standard to categorize the different types and sizes of cities in China. For the purposes of this report only, Tier 1, Tier 2 and Tier 3 cities refer to the categories of cities set forth as the below.

Tier 1 cities refer to cities that generally meet the following criteria:

●	Gross Domestic Product, or GDP, over RMB 200 billion (US$29 billion);

●	Population with permanent residency in urban area over 5 million;

Tier 2 cities refer to cities that generally meet the following criteria, excluding the four aforementioned Tier 1 cities:

●	Gross Domestic Product, or GDP, over RMB 150 billion (US$23 billion) and below RMB 200 billion (US$29 billion);

●	Population with permanent residency in urban area over 3 million;

Tier 3 cities are the cities that do not meet one or more criteria listed above.

Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange

On February 11, 2011 (the “Closing Date”), we entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among (i) ANBAILUN, a company incorporated under the Law of British Virgin Islands, and a sports footwear designer and manufacturer in China’s domestic market in Tier 3 or smaller regional cities and rural areas, (ii) Ansheng International, as ANBAILUN’s sole shareholder, (iii) us, and (iv) our principal stockholders. Pursuant to the terms of the Exchange Agreement, the shareholder of ANBAILUN transferred to the Company all of the shares of ANBAILUN in exchange for the issuance of 33,949,212 shares of the common stock (the “Common Stock”)of the Company, par value $0.001 per share (the “Share Exchange”). Prior to the Exchange Agreement, a principal stockholder of Westergaard paid off all remaining liabilities of approximately $66,500 which primarily including all of Westergaard’s accounts payable and any outstanding legal fees incurred prior to the Closing Date. As a result of the Share Exchange, ANBAILUN became a wholly-owned subsidiary of the Company and the Company is a holding company.

The directors of the Company approved the Exchange Agreement and the transactions contemplated thereby. The director of ANBAILUN also approved the Exchange Agreement and the transactions contemplated thereby.

As a result of the Exchange Agreement, the Company acquired 100% of the business and operations of ANBAILUN, the business and operations of which now constitutes the primary business and operations of the Company. Specifically, as a result of the Exchange Agreement on the Closing Date:

☐
The Company acquired and now owns 100% of the issued and outstanding shares of capital stock of ANBAILUN, the British Virgin Islands holding company which owns and controls the sports footwear business, making ANBAILUN a wholly-owned subsidiary of the Company;

☐	The Company issued 33,949,212 shares of its common stock to the ANBAILUN Shareholders;

☐
The ownership position of the shareholders of the Company who were holders of common stock immediately prior to the Exchange Agreement changed from 100% to 1.40% (fully diluted) of the Company’s outstanding shares; and

☐	ANBAILUN Shareholder was issued common stock of the Company constituting approximately 98.6 % of the fully diluted outstanding shares of the Company.

A copy of the Exchange Agreement is filed as Exhibits 2.1 to this Form 8-K, as amended. The description of the transaction contemplated by this document does not purport to be complete and is qualified in its entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

This transaction is discussed more fully in Section 2.01 of this Current Report. The information therein is hereby incorporated into this Section 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

CLOSING OF SHARE EXCHANGE

As described in Item 1.01 hereof, at the Closing, we consummated the Share Exchange contemplated by the Exchange Agreement, pursuant to which we acquired all of the issued and outstanding shares of ANBAILUN in exchange for the issuance of 33,949,212 shares of our Common Stock to the ANBAILUN Shareholder, which resulted in ANBAILUN becoming our wholly-owned subsidiary.

FORM 10 DISCLOSURES

Prior to the Share Exchange, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act immediately before the completion of the Share Exchange). We were incorporated under the laws of the State of Delaware on August 15, 1996, as "Westergaard Online Systems, Inc." On February 18, 1999, we changed our name to Westergaard.com, Inc. We commenced operations on January 1, 1996 and initially sought to engage in the business of online publishing primarily to provide investment research on publicly traded Micro-Mid Cap companies. We ceased our business or operations in 2000 and we were seeking to acquire, though merger or similar transaction, an operating business before the Share Exchange. We are now quoted on the OTCQB of the OTC Pink Sheets under the symbol “WSYS”.

Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company was required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to its common stock and preferred stock.  The information provided below relates to the combined operations of the Company after the acquisition of ANBAILUN, except that information relating to periods prior to the date of the Share Exchange only relate to ANBAILUN and its consolidated subsidiaries unless otherwise specifically indicated.

BUSINESS

Overview

Operating through our wholly foreign owned subsidiary Fujian Jinjiang Chendai Ansheng Shoes & Clothing Co., Ltd. (“Fujian Ansheng”) located in Fujian, China (the “PRC” or “China”), the Company is a sports footwear designer and manufacturer in China’s domestic market in smaller cities and towns and rural areas. Our products include skateboard shoes, sneakers, jogging shoes, basketball shoes, tennis shoes, boots, classic shoes and cotton-padded shoes. Our operations include: (1) research and development of sports footwear with original design under our own brand names; (2) manufacturing of sports footwear; (3) manufacturing technologies that support the realization of our designs as well as ensure the high quality of shoe products, (4) an effective distribution network that covers several small cities and towns in north and northeast China; (5) a strong management team consisting of experts with proven track records in the shoe business industry; and (6) well-recognized brand names and robust customer base.

Net sales for the years ended December 31, 2010, 2009 and 2008 were $84,622,045, $59,023,342, and $38,759,758. Representing a 43.4% and 52.3% inform from 2009 to 2010 and from 2008 to 2009, respectively. Our net income for the years ended December 31, 2010, 2009 and 2008 was $14,891,750, $10,385,990 and $6,543,922,  representing a 43.4% and 58.7% increase from 2009 to 2010 and from 2008 to 2009, respectively.

Legal Structure and Corporate History

Options
Lam Chiu Ming
Ding Jinbiao
100%
Ansheng International, Inc.
a BVI Company
Public Shareholders
98.6%
1.4%
Westergaard.Com, Inc.
a Delaware Company
100%
ANBAILUN International Holdings Limited
a BVI Company
100%
Ansheng (HK) Holdings Limited
a Hong Kong Company
Off Shore
On Shore
Fujian Jinjiang Chendai Ansheng Shoes&Clothing Co., Ltd.
A PRC company

ANBAILUN was incorporated under the laws of the British Virgin Islands on April 12, 2010 and Mr. Lam Chiu Ming  (“Mr. Lam”) is the sole shareholder of ANBAILUN since its inception. ANBAILUN, as the sole shareholder, incorporated Ansheng (HK) Holding Limited under the laws of Hong Kong on June 18, 2010 (“Ansheng (HK)”). Our current structure has come into existence through the Share Exchange described under Item 1.01 and 2.01, and two transactions set for as follows.

Fujian Ansheng Share Transfer

Pursuant to a restructuring plan (the “Restructuring”) to facilitate the Share Exchange as described above, on September 15, 2010, Anbailun, through its directly wholly-owned subsidiary Ansheng (HK), signed an agreement to acquire 100% equity interests in Fujian Ansheng, a company incorporated under the laws of the PRC on July 25, 1995 and that was 100% owned and controlled by Mr. Ding, for a cash payment to Mr. Ding of RMB 12,580,000 or approximately US$1,900,000, (the “Fujian Ansheng Share Transfer Agreement”). which was paid to Mr. Ding in February 2011 and represents the amount of original registered capital of Fujian Ansheng contributed by Mr. Ding.

Also as part of the Restructuring, in February 2011, Ansheng (HK)’s capital was established by way of contributions from Mr. Ding of RMB 12,580,000, which aggregate amount equaled the total transfer price Mr. Ding was entitled to receive pursuant to the Restructuring and which he was paid by Ansheng (HK) for the transfer of his equity interests in Fujian Ansheng. Such contribution of capital was not provided in the September 15, 2010 Fujian Ansheng Share Transfer Agreement, however, it was made pursuant to the plan of the Restructuring and was used to pay the purchase price set forth in the Fujian Ansheng Share Transfer Agreement. As such, RMB 12,580,000 contributed capital by Mr. Ding currently no longer remains with Ansheng (HK) Holdings Limited and has been used to pay Mr. Ding for the purchase price set forth in the Fujian Ansheng Share Transfer Agreement.

Mr. Ding did not receive any shares or ownership in Ansheng (HK), however, as part of the Restructuring, Mr. Lam and Mr. Ding entered into a Share Transfer Agreement dated February 11, 2011 (the “Ansheng International Share Transfer Agreement”), pursuant to which Mr. Lam granted to Mr. Ding the option to purchase all of the 30,000 ordinary shares of Ansheng International, Inc. held by Mr. Lam at the nominal price of US$1.00 per share. The option shares vest and become exercisable upon Fujian Ansheng attaining consolidated net income performance targets for fiscal 2011 of at least 120% of the audited consolidated net income of the year ended December 31, 2010 or alternatively if the performance target has not been met, by the payment of the alternative exercise price of US$30,000. Accordingly, upon exercise of such option, Mr. Ding will directly own and control 33,949,212 shares, or 98.6%, of the Company’s Common Stock.

According to the Article 25 of  “Rules on Merger and Acquisition of Domestic Enterprises by Foreign Investors”(the “M&A Rules”), where a foreign investor intends to establish a foreign-funded enterprise by taking over a domestic enterprise, unless it is otherwise provided for in the M&A Rules, such foreign-funded enterprise shall apply for an approval with appropriate authority, the examination and approval authority shall, within 30 days after receiving the complete set of documents as required,  make a decision of approval or disapproval; if it decides to make a decision of approval, the examination and approval authority shall issue an approval certificate (“the Approval Certificate”). The Fujian Ansheng Share Transfer Agreement was approved by the Fujian Provincial Government on November 30, 2010 and an approval certificate was issued to Fujian Ansheng on the same day. Further according to the Article 26 of the M&A Rules, for an equity-based takeover by a foreign investor, the acquired company, after obtaining the Approval Certificate, shall apply with the original registration administrative authority (i.e. the applicable local branch of the State Administration of Industry and Commerce (the “SAIC”)) for a modified registration and a foreign-funded enterprise business license shall be issued to the applicant once the modification of the registration is complete. In this regard, Fujian Ansheng applied and completed modification of its registration with the Quanzhou Branch office of the SAIC and was issued a foreign-funded enterprise business license on December 13, 2010.  A copy of Fujian Ansheng Share Transfer Agreement is included as Exhibit 10.14 to the Form 8-K, as amended.

Ansheng International Share Transfer

As discussed above, on February 11, 2011, Mr. Lam and Mr. Ding entered into the Ansheng International Share Transfer Agreement.

Pursuant to the Ansheng International Share Transfer Agreement, Mr. Lam, a resident of Hong Kong and the sole shareholder of Ansheng International, Inc. agreed that without the prior written consent of Mr. Ding, Mr. Lam shall not vote his shares in the Company such that the Company shall (i) issue or create any new shares, equity, registered capital, ownership interest, or equity linked securities, or any options or warrants that are directly convertible into, or exercisable or exchangeable for, shares, equity, registered capital, ownership interest, or equity-linked securities of the Company, or other similar equivalent arrangements, (ii) alter the shareholding structure of the Company, (iii) cancel or otherwise alter the Option Shares, (iv) amend the register of members or the memorandum and articles of association of the Company, (v) liquidate or wind up the Company, or (vi) act or omit to act in such a way that would be detrimental to the interest of Mr. Ding in the Option Shares. A copy of Ansheng International Share Transfer Agreement is included as Exhibit 10.24 to this Form 8-K, as amended.

Accounting Treatment

Pursuant to Fujian Ansheng Share Transfer and Ansheng International Share Transfer (the “Restructuring”), Mr. Ding is deemed to have retained financial controlling interests in the combined entity, and the combine entity remains under common control. As a result, the Restructuring has been accounted for as a combination of entities under common control and recapitalization of Fujian Ansheng with no adjustment to the historical basis of the assets and liabilities of Fujian Ansheng, and the operations were consolidated as if the Restructuring occurred as of the beginning of the first accounting period presented in these consolidated financial statements.

Industry Overview

China’s footwear is an emerging market in its early stage of development. China consumes an average of 0.8 pairs of athletic shoes per capita each year, compares with an average consumption of 4 pairs per capital each year in the United States. (Source: October, 2010, Freak Marketing, by Li, Guangdou, publicly available at http://book.ce.cn/read/sell/mgyx/201102/15/t20110215_22215834_12.shtml) However, the sportswear industry in China is experiencing rapid growth. Sales volume of footwear is expected to grow at CAGR rate of over 7% in next 8 to 10 years in China. (Source: August, 2010, China Footwear Market Analysis, by RNCOS; Available by purchase at http://www.rncos.com/Report/IM083.htm)

Sports footwear in China grows at a faster rate than footwear in general. Since 2000, China’s footwear market has been growing at a pace of more than 7% per year (Source: August, 2010, China Footwear Market Analysis, by  RNCOS, available by purchase at http://www.rncos.com/Report/IM083.htm) and is expected to have a continuous annual growth  rate of more than 18% per year for its sports footwear industry (Source: July, 2010, Doing It: The Rise of the Chinese Sports Brands, by Eileen Chow, (statistics furnished by Zou Marketing Ltd.), publicly available at  http://www.supplychain.cn/en/art/3767/). According to UBS, China’s sports footwear market value may reach RMB 69 billion in 2010 (Source: May 2010, Publication: UBS investment Research Q-Series: China Sportswear, publicly available at http://www.doc88.com/p-15054779883.html ).

The rapid growth of China’s sports footwear industry is primarily supported by the strong market demand formulated by the population age composition, the growth in the gross domestic production (GDP) and disposable annual income, and the increasing awareness and participation of sports activities stimulated by major sports event, such as 2008 Olympics.

Market demand is driven by shopping habits and purchasing power. People in the age ranges between 10 and 45 years old have the desire and the purchasing power to invest in their appearance and in sportswear. According to the National Bureau of Statistics of China, 34.9% of China’s total population is age 10 to 35 years old, and 18.92% of the total population falls in the range of 36 to 45 years old. (Source: September, 2009, China Statistical Yearbook of 2009, by National Bureau of Statistics of China, publicly available at Chinese Library) The two groups of people account for 53.82% of the total population, which constitutes a solid customer base for the market demand for apparel and footwear. (Source: September, 2009, China Statistical Yearbook of 2009, by National Bureau of Statistics of China, publicly available at Chinese Library)

China has experienced rapid economic growth in the last 20 years. According to the National Bureau of Statistics, China’s GDP achieved average year to year growth rate of 10.8% from 2002 to 2008, and 8.7% from 2008 to 2009. (Source: September, 2009, China Statistical Yearbook for 2003-2009, by National Bureau of Statistics of China, publicly available at Shanghai Library in Shanghai, China) In China, for the year of 2008, 2009 and 2010, disposable annual income for urban residents increased by 14.5%, 9.8%, 7.8% respectively, and disposable annual income for rural residents increased by 15.0%, 8.5%, 10.9% respectively. (Source: September, 2009, China Statistical Yearbook for 2007-2009, by National Bureau of Statistic of China, publicly available at Chinese Library; Statistical Report on Economic and Social Development for 2010, by National Bureau of Statistics of China, publicly available at Chinese Library)

One of the major changes that parallel the wealth increase for residents in China is the awareness of living a healthy life style which has resulted in the increasing participation in sports. In the past 10 years, an additional 100 million people begins to participate in sports activities. As of 2010, China’s footwear had an aggregate market value of $19 billion. (Source: July 2009, EIU Consumer & Retail Report, by Economist Intelligence Unit; August, 2010, China Footwear Market Analysis, by RNCOS. Available by purchase at  http://www.rncos.com/Report/IM083.htm ) With the above combined factors, China is expected to have continuous annual growth for the sports footwear industry in China.

Sportswear in China is a segmented market. International brands such as Nike and Adidas dominated the high-end segment in Tier 1 cities, with their products pricing in a range of RMB 400 to RMB 1,000 per pair. Domestic brands such as Li Ning, Anta and Xtep occupied mid-end segment in Tier 1 cities and Tier 2 cities. Li Ning focuses on cities in northern china and products priced at a 30% discount Nike and Adidas. Anta and Xtep, in contrast, focus on cities in southern China and price their products at a 30% discount Li Ning. 361 and Peak are the next level players with a slightly lower market positioning and pricing. Our company, positions in the mid-to-low end market in Tier 3 or lower cities. We market our products at retail prices in a range between RMB 100 and 200 per pair, approximately between $14.79and $29.59 per pair (converted from USD to RMB at a exchange rate of 1: 6.76).

Our Market Positioning

Our company targets its market on the mid-to-low end market in Tier 3 cities, including small cities and towns and rural areas. We formed this positioning strategy because the low barrier for market entry, the relatively lesser competition and the potential in that market.

Retail Growth in Tier 2 and Tier 3 Cities

The tier 2 and tier 3 cities have been experiencing a notably higher rate of per capita GDP growth than their first-tier counterparts. The strong economic development has in turn driven stronger retailer sales growth in these lower tier cities and rural areas. The trends are expected to continue. The government’s measures, including building outlets, expanding electricity and communication networks and public transportation, encourage households to shop. It is reasonable to assume the footwear sales prosperity in these lower tier cities and other rural areas in the near future.

Retail sales CAGR 2001-2009 Key cities

Source: CCBIS, Provincial Statistics Bureau of China, CEIC

Competitive Strengths

We believe the following strengths of our business allow us to compete effectively in the industry:

We have established ourselves in a relatively young and developing market. Our company targets the mid-to-low end market in Tier 3 cities, including small cities and towns and rural areas. In these areas, consumption of mid-to-low end products accounts for a majority of the entire market share and the demand is relatively stable in comparison to high-end segment in Tier 1 or Tier 2 cities. This particular segment has seen a substantial growth primarily driven by an increased flow of immigration from Tier 1 cities to Tier 2 and Tier 3 cities. We have been targeting and focusing on the mid-to-low market since the inception of our business in 1995. We have experience and resources which put us in an advantageous position to exploit the potential of this undeveloped and growing market.

We are located near to resources of shoe making business and distribution. We are located in JinJiang in Fujian Province, the so-called “China’s Shoe Capital”, which is the home of more than 3,500 shoe making factories. We have convenient access to a large supply of skilled laborers and raw materials at relatively low cost and instant knowledge of development of design trend and manufacturing techniques. We are able to utilize the inexpensive ground, railway and water transportation for product distributing throughout the country, including but not limited to Jinjiang’s Quanshou harbor with its effective serving capacity and container throughput.

We have a well-recognized brand name in our targeted market. We have established our trademarks “Anzhi” “Taita” and the Z shape logo in the targeted market and have attracted loyal customers through our operation for the past 15 years. We received awards as recognition by the industry. The increasing awareness of our brand name will reduce our reliance on distributors and allow for reduction in discounts of wholesale prices to these distributors, and as a result we will be able to enjoy an expanded profit margin.

Competitors

Pursuant to our market position, we are not in direct competition with well-known international brands such as, Nike, Adidas, Li Ning, Anta, Reebok, Kappa and Converse. Our competitors primarily comprise of regional sports footwear enterprises in lower tier cities and rural areas. The following sets forth a list of our major competitors.

Company	Major Products
Buzba	jogging shoe
Bage	skateboard shoe
Kaida	sports shoe
QiAnDa	skateboard shoe
Bake	Sneaker

Bake and Buzba are mid-end brands developed in recent years that focus on fashionable and leisurely shoes. Bake focuses on lady’s casual shoes and sneakers while Buzba focuses on men’s jogging shoes.

Ansheng’s two other competitors, Bage and QiAnDa, both focus on skateboard shoes, which include the traditional series, fashion series and Haku series.

Our Growth Strategy

We intend to increase our shares of the targeted market and we intend to achieve this objective by pursuing the following strategies:

We plan to expand our distribution networks to cover additional 200 supermarkets each year. We plan to continue focusing on mid-to-low end market in Tier 3 cities and rural areas.  Given to our experience and knowledge, we expect to increase our market shares in those areas. We plan to purchase shelf spaces in supermarkets where we did not have presence before. The expansion cost is estimated to be approximate $13,000 per supermarket.

We plan to improve our advertising and marketing strategy and further increase the awareness of our brand name. We  plan to put advertisement of our products on TV and street billboards.  We also expect to promote our brand name by using pop star endorsements in the advertisements.

We plan to penetrate segmented mid-to-low end market in middle and south of China. We have been distributing its products to north and northeast of China as of the current stage. We expect to promote our products to the segmented mid-to-low end markets in middle and south of China and capture market shares as the awareness and recognition of our products grows in that area.

Products

Our Sports Shoes

Our products include skateboard shoes, sneakers, jogging shoes, basketball shoes, tennis shoes, boots, classic shoes and cotton-padded shoes. The following sets forth a breakdown of the mix our products in terms of sales in 2010, 2009 and 2008 respectively.

Series of Our Products

We produce a variety of sports shoes, including skateboard shoes, jogging shoes, casual shoes, boots, basketball shoes, tennis shoes, outdoor shoes, and other seasonal shoes, including sandals and cotton shoes. Our main series of products are described in more detail below.

Skateboard Shoes

Our skateboard shoes are specifically designed for teenagers. This series of product features flat rubber soles, strong suede or leather upper coverings. Our manufacturing techniques manage to thicken treads of our skateboard shoes to prevent ripping and add lace loops and protectors to prevent laces from shredding. Our innovative designs help to enhance the shoe’s gripping, flexibility and durability.

Jogging Shoes

Our jogging shoes contain shock-reducing cushions to manage leg pain from running and soles to provide heel protection. They are flexible and light in weight and they are designed to be breathable and odor-preventing.

Casual Shoes

Casual shoe series is designed for walking. Our products feature a casual and fashionable appearance and use color as an important element in the designs. The materials of casual shoes are similar to that of jogging shoes.

Basketball Shoes

Our basketball shoes are designed to offer support, stability, flexibility and shock absorption to suit for the quick movements, high jumps and abrupt stops involved in the game. We use a combined leather as materials for the covering, which makes the shoes durable breathable and flexible. For cushioning, we use the EVA, Polyurethane (PU), or a combination of the two foresaid to make mid-sole.

Tennis shoes

Our tennis shoes are designed to suit for frequent quick side to side movements, runs, and stops in tennis games. We make the tennis shoes especially durable in the sole and toe area. The upper part of the shoe is made of leather or a combination of leather and nylon, which holds the feet snugly in place even during quick stops. Our premium lacing system prevents the shoes ties from frequent loosening up and help hold the feet in place. We use EVA and Polyurethane (PU) for cushioning and we the back part of shoes relatively small, which allows flexibility and easy backward movements.

Outdoor Boots

Our outdoor boots are designed for hiking. They are different from traditional western-style boots in that they are light in weight. We use leather or suede covering and thick linings to give the shoes ability to keep warmth around feet. We make the sole thick yet light in weight. Specifically, the outsole is made of high-density rubber, which is durable and skid-resistant.

Size Variety of Our Product

We manufacture and offer our products in various sizes in a range between 35 and 40 for women’s shoes and between 39 and 46 for men’s shoes. The following sets forth the conversion of the size of our products under different standards.

Women’s Shoes
China	35	36	37	38	39	39	40	40
USA	5	5.5	6	6.5	7	7.5	8	8.5
Britain	4	4.5	5	5.5	6	6.5	7	7.5
Europe	35	36	37	38	39	39	40	40

Men’s Shoes
China	39	40	41	42	43	44	45	46
USA	7	7.5	8	8.5	9	9.5	10	10.5
Britain	6	6.5	7	7.5	8	8.5	9	9.5
Europe	39	40	41	42	43	44	45	46

Production Process

The production process consists of four stages: product development, raw materials ordering, manufacturing and delivery.

Product Development

Our product development process starts with a survey of the market. Chairman Mr. Ding and General Manager Ms. Ding regularly travel around China including Beijing, Guangzhou, Shanghai and remote areas as well as Hong Kong and other worldwide shoe fashion centers, to get the first hand materials regarding current year fashion trend and design sense. After information is collected, we discuss and assign quarterly design jobs to the R&D department, where we do all design work in house. After we finish shoe designs, we make samples and present our styles at trade shows/ordering fairs, and then receive orders and feedbacks from all distributors.

Major Raw Materials

Major raw materials for our shoes are rubber, phylon (MD), polyurethane (PU), EVA, PVC, nubuck, full-grain leathers, ultrafine fibers and mesh fabric. Sports shoes in general constitute of sole, covering, vamp, tongue, collar, heel counter, lining material and accessories. The following specifically sets forth raw materials used in two major parts sole and covering.

Raw Materials Used in Sole

Sole is the bottom part of the exterior of shoes and contains three layers, outside sole, middle sole, and inside sole. The main raw materials for soles of Ansheng shoes are rubber, phylon (MD), polyurethane (PU), and EVA.

Rubber is used in outsoles of our casual shoes and indoor shoes. Rubber possesses natures of abrasion resistance, skid-resistance, strength, and flexibility. Phylon (MD) is used in midsoles of our jogging shoes, tennis shoes, basketball shoes and in outsoles of our casual shoes. Phylon (MD) is a light and flexible materials with high density and high yield of strength.  Polyurethane (PU) is used in midsoles of our basketball shoes and tennis shoes and in outsoles of casual shoes. PU is a flexible and heat-resistant material with high density and durability. EVA is used in midsoles of our jogging shoes and casual shoes. EVA is durable, highly flexible.

Raw Materials Used in Shoe Covering

The raw materials for the covering of our products are PVC, PU, nubuck, full-grain leathers, ultrafine fibers and mesh fabric. PU and nubuck are used in most of our sports shoes. PU is a suede-like synthetic cover and it is soft, resilient and shiny. Nubuck is a kind of sanded or buffed rawhide leather from top-grain cattle which produces a velvet-like surface. Full-grain leather is also used in our sports shoes, mostly basketball shoes. Full-grain leather is cattle hide in its natural state and has not been sanded, buffed or snuffed, which provides good fiber strength, breathability and durability. Ultrafine fibers are a kind of superior man-made suede and are used in many of our products. Mesh fabric is used for the upper exterior of a shoe and it provides breathability, durability, flexibility and abrasion-resistance.

We have been able to secure a diversified mix of suppliers to provide major raw materials at low costs and deliver in a timely fashion. The following table sets forth our top ten suppliers and their shares in the entire raw martial supply.

 Top 10 raw materials suppliers in 2010

Supplier's Name	Material Supplied	2010 Amount (US$)
Fujian Hongwei Shoes Plastic Co., Ltd.	Phylon (MD) sole	10,211,732
Jinjiang Yonghui Shoe Material Co., Ltd.	Phylon (MD) sole, polyurethane (PU) sole	5,310,763
Jinjiang Hongbao Shoe Material Trading Co., Ltd.	R-8 Microfiber, D-7 Micorfiber, other Microfiber, polyurethane suede-type synthetic leather (PU) etc.	5,095,005
Fujian Guotai Shoes Materials Co., Ltd.	RB sole, EVA sole	3,957,580
Jinjiang Yongxin Color Printing Co., Ltd.	Shoe box, tags, etc.	3,448,518
Jinjiang Sanfang Trading Co., Ltd.	Ultrafine fibers/Microfiber	2,937,537
Fujian Qite Shoe Materials Co., Ltd.	EVA sole	2,542,544
Jinjiang Chendai New Century Packing Co., Ltd.	Shoe box, bags, papers, etc.	2,462,563
Fujian Lanfeng Leather & Suede Co., Ltd.	Polyurethane suede-type synthetic leather (PU) etc.	2,182,507
Quanzhou Shengxin Fabric Products Co., Ltd.	Single jersey, lining fabrics	2,142,307

Copies of the Form Supplier Agreement, Supplier Agreement with Fujian Hongwei Shoes Plastic Co., Ltd., Supplier Agreement with Fujian Qite Shoe Materials Co.,Ltd. and Supplier Agreement with JinJiang Hongbao Shoe Material Trading Co., Ltd. are filed as Exhibits 10.1, 10.2, 10.3, 10.4  respectively, to this Form 8-K, as amended.

Manufacturing

Special Production Techniques

We use high frequency hot pressing and welding technology to cut and print design patterns on our sports shoe, which allows design patterns to remain imprinted on the kind of fabric (synthetic suede or polyester mesh) used for our products.

Production Capacity

Our production is conducted on in-house manufacturing line and through outsourcing. We own three shoe manufacturing lines occupying an area of 7,000 squares meters. Each line has capacity of an annual production of 800,000 to 1,200,000 pairs of shoes. We conduct our manufacturing plan based upon the orders received from shoe product fairs each year and accordingly allocate orders between in-house production and outsourcing. For the fiscal year of 2010 and 2009, we outsourced 68% and 55% of our annual production, respectively.

Warehouse

We own a warehouse with an area coverage of 1,000 square meters. We keep all our raw materials, affiliated materials, packaging materials, finished goods, and materials for consigned processing in our warehouse.

Quality Control

We have developed and maintain a system for quality control. We were issued a Certificate of Quality Management System Certification (the “ISO9001 Quality Certificate”) in 2007, and we have renewed such certification on September 28, 2010. Our current ISO9001 Quality Certificate is valid through September 27, 2013, and we plan to obtain a renewal upon its expiration. Our quality control procedures include testing of raw materials, production process control and final products quality control. We purchase raw materials from our long term suppliers who guarantee the material quality and quantities. We test those raw materials to make sure they meet our quality standards, and we keep same standards for in house and outsourcing. We closely monitor our production process and we conduct qualify check on our finished products, including making sure the shoes are properly stitched and assembled, testing on abrasion resistance, cold resistance, stretch, and fold test, etc.

A copy of ISO9001 Quality Certificate is included as Exhibit 99.3 to this Form 8-K, as amended.

Market Strategy

We focus on mid-to-low income populations in Tier 3 or below cities that consist of small cities and towns and rural areas, where there is a strong force of urbanization and potential rapid growth of disposable income.

In these areas, consumption of mid-to-low end products account for a majority of the entire market share and the demand is relatively stable in comparison to high-end segment in Tier 1 or Tier 2 cities. This particular segment has seen a substantial growth in part upon an increase of people moving to Tier 2 and Tier 3 cities as the urbanization in Tier 1 cities begins to affect the other cities. We have been targeting and focusing on the mid-to-low market since the inception of our business in 1995. We have experience and resources in this segment which puts us in an advantageous position to exploit the potential of this blue see market.

Brand Name

Our products are marketed under three brand names: “Anzhi”, “Taita” and “Z”. We use celebrity endorsement in TV commercials and billboard advertisements as the major vehicle to promote our products. We choose celebrities that match the product images that Ansheng strives to deliver to the customers.

“Anzhi”

“Anzhi” is used on our athletic and sporty footwear. We have been trying to build the core message of “vigor” in our branding of “Anzhi”, with the slogan “flying vigor”. At this stage, we are not currently engaged with any celebrities to endorse this brand, however, we do intend to engage two Chinese pop stars to represent the brand.

“TaiTa”

TaiTa is used on our products featuring a style leisure and fashion. We use the slogan “original freedom” and “every step for youth” in the branding of “TaiTa”. We previously engaged two celebrities in China to represent the brand, Zheng Bingshu and Yang Zhongjin. However, they no longer represent this brand. We do intend to engage other pop stars to endorse this brand, however, we have not engaged anyone.

“Z” Logo

We started to sell and promote its “Z” series products in 2008. “Z” series products are another product series that focus on casual, fashion, personality and unique characteristics and lifestyle and has become the best seller of our Company.

Website

We recently launched a website to promote our company’s images and its products. The website link is

http://www.chinaanzhi.com/en/. The website is designed to be interactive, which allows users to post comments and suggestions on us or our products. Up-to-date information of promotions or other related activities will also be posted on the website.

Distribution

Our products are distributed through two major channels: distributors and shoe fairs.

The following sets for the Company’s distribution model in flow chart.

Shoe Product Fairs

We organize and attend two product trading fairs each year in May and October. The product trading fairs are attended by more than 100 existing and potential distributors and we receive a majority of the product orders from our distributors at the fairs, with certain amounts of follow-up orders from thereafter. For the most recent October 2010 fair, the Company received orders for approximately 3 million pairs of sneakers.

Our Distributors/Intermediate Consumers

We have entered into distribution contracts with our distributors who are experienced in distributing shoe products at mid-to-low prices in lower tier cities and rural areas. A copy of the form distribution contract is included as Exhibit 10.19 to this Current Report on Form 8K/A. We use high-level distributors who have their own established sales network. The distributors negotiate directly with retail stores in their network with respect to the terms and conditions of distribution of our products. We give our distributors the latitude to decide the locations of sales points and the category and the quantity of products each retail store will carry. Our products will typically reach retailers or department store, small shops and supermarkets through our distributor. We have more than 1,600 sales points in department stores, department stores, shoe malls, small shoe stores and other outlets. 20% of our sales are obtained through supermarket chains such as Carrefour and Wal-Mart and the remaining 80% through department stores, shoe malls, small shoe stores and other outlets. To facilitate the sales, we provide distributors with information of the products and our Company in brochures, filers and training materials. Our distribution network primarily covers cities in north and northeast of China.

Compared to the conventional direct sales distribution model, our model shows two major advantages. Our model ensures a short turnover cycle and liquidity in cash flow. The distributors maintain a two-month credit cycle and will pay off the accounts receivable at the end of each credit cycle. Our model is efficient because it uses local distributors, who are able to collect information on local markets and this allows us to keep up with the local market changes and adjust our product mix, accordingly.

We have a diversified distributor mix and we do not rely on any single distributor for more than 15% of the total sales. The following sets forth our top ten distributors and their respective shares in the gross sales for the years ended December 31, 2010 and 2009.

		2010			2009
Distributor	Location	Quantity(Pairs)	Gross Sales (US$)	Shares in Total Sales	Quantity(Pairs)	Sales (US$)	Shares in Total Sales
Beijing LiSheng Sports Goods Market	Beijing	866,030	7,362,626	8.7%	622,152	6,355,682	10.8%
Guangzhou Tianhe Dongpu Distribution Company	Guangzhou, Guangdong	833,566	7,086,628	8.4%	529,692	5,149,615	8.7%
Shenyang Yangyang Baijia Business &Trading Co., Ltd	Shenyang, Liaoning	808,585	6,874,251	8.1%	483,960	4,944,998	8.4%
Changsha Youzu Trading Co., Ltd	Changsha, Hunan	527,918	4,488,134	5.3%	316,560	3,241,326	5.5%
Chende Wankelong Supermart	Chengde, Hebei	486,409	4,135,247	4.9%	319,284	3,217,911	5.5%
Beijing Chengxin Baili trading Co., Ltd	Beijing	518,931	4,411,732	5.2%	309,012	3,093,911	5.2%
Tianjin Lianshida Business & Trading Co., Ltd	Tianjin	475,968	4,046,483	4.8%	291,180	2,943,919	5.0%
Wuhan Sanhe Yuhua Business & Trading Co., Ltd	Wuhan, Hubei	348,231	2,960,514	3.5%	239,292	2,409,800	4.1%
Handan Tiankelong Business Co., Ltd	Handan, Hebei	358,976	3,051,859	3.6%	223,104	2,285,416	3.9%
DaShang Group, Fuxin NewMart Shopping Mall	Fuxin, Liaoning	323,617	2,751,257	3.3%	200,400	2,049,788	3.5%

Copies of the Form Sales Agreement, Sales Agreement with Beijing LiSheng Sports Goods Market, Sales Agreement with Guangzhou Tianhe Dongpu Distribution Company, and Sales Agreement with Shenyang Yangyang Baijia Business &Trading Co., Ltd. are filed as Exhibits 10.5, 10.6, 10.7, 10.8, respectively, to this Form 8-K, as amended.

Intellectual Property

We have registered our logo “Anzhi” and “Taita” with the State Administration for Industry and Commerce, Trademark Office. We have applied for trademark registration for our logo “Z” and are in the process of completing such application.

We have not applied for any patent application for our petrochemical manufacturing technologies or our manufacturing process or design. Our management considers manufacturing technologies and manufacturing design critical to our business, and intends to take steps to protect these technologies.

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings and are not aware of any pending legal or administrative proceedings against us. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

Property

The following table summarizes the location of real property we own and lease.

Item	Address	Size (M2)	Leased/Owned	Function
Land Use Right	Chendai Andou Industry Park	1,810.9	Owned	Workshop, warehouse, office and dormitory
Building	Chendai Andou Industry Park	6,977.37	Owned	Workshop, warehouse, office and dormitory
Building	Chendai Andou Industry Park	600	Leased	Office and exhibition room
Building	Chendai Andou Industry Park	800	Leased	Warehouse

Copies of Lease of Office and Exhibition Room dated May 18, 2009 and Lease of Warehouse dated December 26, 2010 are filed as Exhibit 10.9 and Exhibit 10.10 to this Current Report on the Form 8-K, as amended.

Employees

We currently have approximately 707 full-time employees, including 48 executive officers and other senior management, 29 researchers and developers, 10 marketing staff, and 16 administrative staff. The remaining 604 full-time employees are production facility manufacturers.

We are compliant with local prevailing wage, contractor licensing and insurance regulations, and have good relations with our employees.

As required by PRC regulations, we participate in various employee benefit plans that are organized by municipal and provincial governments, including pension, work-related injury benefits, maternity insurance, medical and unemployment benefit plans. We are required under PRC laws to make contributions to the employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. Members of the retirement plan are entitled to a pension equal to a fixed proportion of the salary prevailing at the member’s retirement date.

Generally we enter into a standard employment contract with our officers and managers for a set period of years and a standard employment contract with other employees for a set period of years. According to these contracts, all of our employees are prohibited from engaging in any activities that compete with our business during the period of their employment with us.

Corporation Information

Our principal executive offices are located at Chendai Andou Industry Park, Jinjiang, Quanzhou, Fujian, China 362211, Tel: (86) 13808527788.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Current Report before making an investment decision with regard to our securities. The statements contained in or incorporated into this Current Report that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Associated With Doing Business in China

There are substantial risks associated with doing business in China, as set forth in the following risk factors.

We derive a substantial portion of ours sales from China, and therefore our business and financial condition may be materially adversely affected by any downturn in the Chinese economy.

Substantially all of our sales are generated from China. We anticipate that sales of our products in China will continue to represent a substantial proportion of our total sales in the near future. Our success is influenced by a number of economic factors which affect disposable consumer income, such as employment levels, business conditions, interest rates, oil and gas prices and taxation rates. Any significant decline in the condition of the PRC economy could adversely affect consumer demand of our products, among other things, which in turn would have a material adverse effect on our business and financial condition.

Our operations and assets in China are subject to significant political uncertainties.

Under its current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice. Changes in PRC laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert Chinese Renminbi into foreign currencies and, if Chinese Renminbi were to decline in value, reducing our revenue in U.S. dollar terms.

Our reporting currency is the U.S. dollar.  The functional currency of us and our subsidiary ANBAILUN is the U.S. dollar. The functional currency of Ansheng (HK) is the Hong Kong dollar and the functional currency of Ansheng Fujian is the Chinese Renminbi (“RMB”). . Substantially all of our revenue and expenses are in Chinese Renminbi. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the Renminbi depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market. Since 1994, the official exchange rate for the conversion of Renminbi to the U.S. dollar had generally been stable and the Renminbi had appreciated slightly against the U.S. dollar. However, on July 21, 2005, the Chinese government changed its policy of pegging the value of Chinese Renminbi to the U.S. dollar. Under the new policy, Chinese Renminbi may fluctuate within a narrow and managed band against a basket of certain foreign currencies. As a result of this policy change, Chinese Renminbi appreciated approximately 3.4% against the U.S. dollar in 2010 and 0.09% in 2009. It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of Chinese Renminbi against the U.S. dollar. We can offer no assurance that Chinese Renminbi will be stable against the U.S. dollar or any other foreign currency.

The income statements of our operations are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currencies denominated transactions results in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions results in increased revenue, operating expenses and net income for our international operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. In addition, from time to time, we may have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited and we may not be able to successfully hedge our exchange rate risks.

Although Chinese governmental policies were introduced in 1996 to allow the convertibility of Chinese Renminbi into foreign currency for current account items, conversion of Chinese Renminbi into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of SAFE which is under the authority of the People’s Bank of China. These approvals, however, do not guarantee the availability of foreign currency conversion. We cannot be sure that we will be able to obtain all required conversion approvals for our operations or that Chinese regulatory authorities will not impose greater restrictions on the convertibility of Chinese Renminbi in the future. Because a significant amount of our future revenue may be in the form of Chinese Renminbi, our inability to obtain the requisite approvals or any future restrictions on currency exchanges could limit our ability to utilize revenue generated in Chinese Renminbi to fund our business activities outside of China, or to repay foreign currency obligations, including our debt obligations, which would have a material adverse effect on our financial condition and results of operations

Our business could be severely harmed if the Chinese government changes its policies, laws, regulations, tax structure or its current interpretations of its laws, rules and regulations, relating to our operations in China.

Our business is located in Fujian, China and virtually all of our assets are located in China. We generate our sales revenue only from customers located in China. Our results of operations, financial state of affairs and future growth are, to a significant degree, subject to China’s economic, political and legal development and related uncertainties. Our operations and results could be materially affected by a number of factors, including, but not limited to

●	Changes in policies by the Chinese government resulting in changes in laws or regulations or the interpretation of laws or regulations,
●	changes in taxation,
●	changes in employment restrictions,
●	import duties, and
●	currency revaluation.

Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activities and greater economic decentralization. If the Chinese government does not continue to pursue its present policies that encourage foreign investment and operations in China, or if these policies are either not successful or are significantly altered, then our business could be harmed. Following the Chinese government’s policy of privatizing many state-owned enterprises, the Chinese government has attempted to augment its revenues through increased tax collection. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Continued efforts to increase tax revenues could result in increased taxation expenses being incurred by us. Economic development may be limited as well by the imposition of austerity measures intended to reduce inflation, the inadequate development of infrastructure and the potential unavailability of adequate power and water supplies, transportation and communications. In addition, the Chinese government continues to play a significant role in regulating industry by imposing industrial policies.

Changes in foreign exchange regulations in the PRC may affect our ability to pay dividends in foreign currency or conduct other foreign exchange business.

The Renminbi is not a freely convertible currency currently, and the restrictions on currency exchanges may limit our ability to use revenues generated in Renminbi to fund our business activities outside the PRC or to make dividends or other payments in United States dollars. The PRC government strictly regulates conversion of Renminbi into foreign currencies. Over the years, foreign exchange regulations in the PRC have significantly reduced the government’s control over routine foreign exchange transactions under current accounts. In the PRC, SAFE regulates the conversion of the Renminbi into foreign currencies. Pursuant to applicable PRC laws and regulations, foreign invested enterprises incorporated in the PRC are required to apply for “Foreign Exchange Registration Certificates.” Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities, and, as a result, we are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

The implementation of the new PRC employment contract law and increase in the labor costs in China may hurt our business and profitability.

A new employment contract law became effective on January 1, 2008 in China. It imposes more stringent requirements on employers in relation to entry into fixed-term employment contracts, recruitment of temporary employees and dismissal of employees. In addition, under the newly promulgated Regulations on Paid Annual Leave for Employees, which also became effective on January 1, 2008, employees who have worked continuously for more than one year are entitled to a paid vacation ranging from 5 to 15 days, depending on the length of the employee’s service. Employees who waive such vacation entitlements at the request of the employer will be compensated for three times their normal daily salaries for each vacation day so waived. As a result of the new law and regulations, our labor costs may increase. There is no assurance that disputes, work stoppages or strikes will not arise in the future. Increases in the labor costs or future disputes with our employees could damage our business, financial condition or operating results.

According to PRC labor laws, the employer shall be responsible to deal with and pay social insurances and housing fund for all of its employees based on the actual salary of the employees. There is no guarantee that we and our subsidiaries will be able to comply with the relevant requirements. Failure to comply with the various PRC Labor Laws and regulations requirements described above could result in liability under PRC law.

Future inflation in China may inhibit our activity to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to you and us.

The Chinese legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the Chinese government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in China. Our PRC subsidiaries are foreign-invested enterprises and are subject to laws and regulations applicable to foreign-invested enterprises as well as various Chinese laws and regulations generally applicable to companies in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

Because our funds are held in banks in uninsured PRC bank accounts, the failure of any bank in which we deposit our funds could affect our ability to continue our business.

Funds on deposit at banks and other financial institutions in the PRC are often uninsured. A significant portion of our assets are in the form of cash deposited with banks in the PRC, and in the event of a bank failure, we may not have access to our funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. We may have difficulty establishing adequate management, legal and financial controls in the PRC.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws against us and our management.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, our director and executive officer resides within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon some of our director and senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. It would also be difficult for investors to bring an original lawsuit against us or our directors or executive officers before a Chinese court based on U.S. federal securities laws or otherwise. Moreover, China does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

Because Chinese laws will govern almost all of our business’ material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

The Chinese legal system is similar to a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. Although legislation in the PRC over the past 25 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in the PRC, these laws, regulations and legal requirements are relatively new. Due to the limited volume of published judicial decisions, their non-binding nature, the short history since their enactments, the discrete understanding of the judges or government agencies of the same legal provision, inconsistent professional abilities of the judicators, and the inclination to protect local interest in the court rooms, interpretation and enforcement of PRC laws and regulations involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our business, prospects, financial condition, and results of operations. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in the PRC, regardless of outcome, may be protracted and result in substantial costs and diversion of resources and management attention.

Risks Related to Our Business

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

Our limited operating history in the sports goods industry may not provide a meaningful basis for evaluating our business. We were founded in 1995. However, our revenues have only started to grow rapidly since 2003 when we endorsed celebrities and pop stars to boost our brand image and recognitions, and we only entered into our current line of “AnZhi”, “TaiTa” and “Z” branded footwear in 2008. We cannot guaranty that we will maintain profitability or that we will not incur net losses in the future. We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

●	obtain sufficient working capital to support our expansion;

●	expand our product offerings and maintain the high quality of our products;

●	manage our expanding operations and continue to fill customers’ orders on time;

●	maintain adequate control of our expenses allowing us to realize anticipated income growth;

●	implement our product development, sales, and acquisition strategies and adapt and modify them as needed;

●	successfully integrate any future acquisitions; and

●
anticipate and adapt to changing conditions in the sportswear industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of the foregoing risks, our business may be materially and adversely affected.

We need to manage our growth in operations to maximize our potential growth and our failure to purse manageable growth will cause a disruption of our operations resulting in the failure to generate revenue at levels we expect.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our producing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We may need additional capital to acquire new facility and upgrade our existing facility and we may not be able to obtain it at acceptable terms, or at all, which could adversely affect our ability to increase our production capacity and expand our business.

We need cash resources to expand our manufacturing facility to acquire a shoe producing facility and upgrade our existing production lines as well as to improve or add our sales points in the network. We may need additional capital to accomplish our entire expansion plan. Our ability to obtain additional capital is subject to a variety of uncertainties, including, but not limited to:

●	investors’ perception of, and demand for, securities of footwear manufacture and supply companies;
●	conditions of the U.S. and other capital markets in which we may seek to raise funds;
●	our future results of operations, financial condition and cash flow;
●	PRC governmental regulation of foreign investment in petrochemical manufacturing companies in China;
●	economic, political and other conditions in China; and
●	PRC governmental policies relating to foreign currency borrowings.

Given the above uncertainties, we may not be able to obtain additional capital at acceptable terms, or at all, which could adversely affect our ability to increase our production capacity and expand our business.

Our lack of accounting personnel with knowledge of and professional experience with the U.S. GAAP and  SEC rules consists a material weakness in our internal control over financial reporting and could cause an overlook or delay in detecting a material misstatement of the company’s annual or interim financial statements.

Our books and records are maintained and prepared in accordance with the PRC GAAP and then converted into financial statements in accordance with the US GAAP. As of the filing of the original Form 8-K on February 11, 2011, our accountants who have primary responsibilities of  preparing and supervising the preparation of the financial statements under U.S. GAAP do not have knowledge of and professional experience with U.S. GAAP and SEC rules and regulations.  Our management consider this deficiency or deficiencies consists a material weakness in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

Key employees are essential to growing our business.

Ding Jinbiao and Ding Shunmei are essential to our ability to continue to grow our business. They have established relationships within the industries in which we operate. If they were to leave us, our growth strategy might be hindered, which could limit our ability to increase revenue.

In addition, although we are located in an area with good supply of skilled labor, we still face competition from other companies located in the same area for attracting skilled personnel. If we fail to attract and retain qualified personnel to meet current and future needs, this could slow our ability to grow our business, which could result in a decrease in market share.

We encounter substantial competition in our business and any failure to compete effectively could adversely affect our results of operations.

Competition in the sport shoes and sportswear industry is intense. Although we believe at the current stage we are not in direct competition with well-known international brand such as, Nike, Adidas, Li Ning, Anta, Reebok, Kappa and Converse, we face competitions from other sports footwear enterprises in lower tier cities and rural areas, Buzba, Bage, Kaida, QiAnDa and Bake. We anticipate that our competitors will continue to expand and seek to obtain additional market share with competitive price and performance characteristics. Aggressive expansion of our competitors or the entrance of new competitors into our markets could have a material adverse effect on our business, results of operations and financial condition.

Our operations may be adversely affected by any significant fluctuation in price of our raw materials.

The prices for the raw materials that we use in the manufacture of our products are subject to market forces largely beyond our control, including the price of rubber, phylon (MD) and EVA for sole production and PVC, nubuck, full-grain leathers, ultrafine fibers and mesh fabric for the shoe covering production, and polyurethane (PU) for both sole production and shoe covering production, market demand, and freight costs. The prices for these raw materials may fluctuate significantly based upon changes in these forces. If we are unable to pass any raw material price increases through to our customers, we could incur significant losses and a diminution of the market price of our common stock.

We do not have a majority of independent directors serving on our board of directors, which could present the potential for conflicts of interest.

After the Share Exchange, Mr. Ding Jinbiao has been appointed to serve on our Board. Mr. Ding Jinbiao also serves as our President and Chief Executive Officer. As a result, we do not have a majority of independent directors serving on our Board. In the absence of a majority of independent directors, our executive officers could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between us and our stockholders, generally, and the controlling officers, stockholders or directors.

Our manufacturing processes could expose us to substantial production liability claims which will negatively impact our profitability.

We face an inherent business risk of exposure to product liability claims in the event that the use of our products is alleged to have resulted in adverse side effects. Side effects or marketing or manufacturing problems pertaining to any of our products could result in product liability claims or adverse publicity. These risks will exist for those products in clinical development and with respect to those products that have received regulatory approval for commercial sale. To date, we have not experienced any product liability claims. However, that does not mean that we will not have any such claims with respect to our products in the future which will negatively impact our profitability.

Insurance coverage for some of our operations may be insufficient to cover losses.

The insurance industry in China is still at an early stage of its development. Insurance companies in China offer limited business insurance products or offer them at a high price. We do not maintain insurance coverage for various risks, including environmental claims. A significant uninsured claim against us would have a material adverse effect on our financial position and results of operations.

Failure to comply with environmental laws and regulations may have a material adverse effect on our business and results of operations.

We are subject to certain environmental laws and regulations that require us to obtain environmental permits for our operations. If we fail to comply with the provisions of our permit, we could be subject to fines, criminal charges or other sanctions by regulators, including the suspension or termination of our operations.

If we should fail to comply with applicable environmental regulations, we could be subject to substantial fines or penalties and to civil and criminal liability. We cannot assure you that at all times we will be in compliance with environmental laws and regulations or our environmental permits or that we will not be required to expend significant funds to comply with, or discharge liabilities arising under, environmental laws, regulations and permits.

Our failure to protect our technologies could have a negative impact on our business.

Our manufacturing technologies and process, which have not been patented or registered as our property, are a key component of our competitive advantage and our growth strategy. We rely on confidentiality agreements with certain of our employees, customers and others to protect the confidentiality of our technologies. If we are unable to adequately protect the confidentiality of these technologies, our business, results of operations, financial condition and prospects could be materially and adversely affected.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we will have significant additional requirements for enhanced financial reporting and internal controls. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Lack of experience as officers of publicly-traded companies of our management team may hinder our ability to comply with Sarbanes-Oxley Act.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff or consultants in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the Sarbanes-Oxley Act’s internal controls requirements, we may not be able to obtain the independent auditor certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

We will incur increased costs as a result of being a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, as well as new rules subsequently implemented by the SEC, has required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Relating to Regulation of Our Business

Uncertainties with respect to the governing regulations could have material adverse effect on us.

There are substantial uncertainties regarding the interpretation and application of the PRC laws and regulations, including, but not limited to, the laws and regulations governing our business and our ownership of equity interest in Fujian Ansheng, a wholly foreign owned enterprise under the PRC laws. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business permits and other licenses and requiring actions necessary for compliance. We have obtained all the material licenses and permits necessary to our operations, in particular, Business License, Certificate of Approval for Establishment of Enterprises with Investment of Taiwan, Hong Kong, Macao and Overseas Chinese in the PRC, Bank Account Permits, Foreign Exchange Register Certificate, Provisional Emission Permit, Organization Code Certificate, and Tax Registration Certificate. The aforesaid licenses and permits may be revoked at a later time by higher regulatory bodies. We cannot predict the change of interpretation of the existing PRC laws or regulations concerning our businesses. We cannot assure you that in future our current ownership and operating structure would not be found in violation of any existing or new PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. In addition, any proceedings or litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

We will be subject to restrictions on dividend payments.

We may rely on dividends and other distributions from Fujian Ansheng to provide us with cash flow and to meet our other obligations. Current regulations in the PRC would permit the PRC Subsidiary to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, Fujian Ansheng is required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year, and we have met such requirement by setting aside  the required amount as of this filing and we expect to continue to meet with such requirement in the future.  As a result, such cash reserve may not be distributed as cash dividends.

PRC regulations on loans and direct investments by overseas holding companies in PRC entities may delay or prevent us to make overseas loans or additional capital contributions to our PRC Subsidiary.

Under the PRC laws, foreign investors may make loans to their PRC subsidiaries or foreign investors may make additional capital contributions to their PRC subsidiaries. Any loans to such PRC subsidiaries are subject to the PRC regulations and foreign exchange loan registrations, i.e. loans by foreign investors to their PRC subsidiaries to finance their activities cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange, or SAFE, or its local branch. Foreign investors may also decide to finance their PRC subsidiaries by means of additional capital contributions. These capital contributions must be examined and approved by the Ministry of Commerce, or MOFCOM, or its local branch in advance.

Under the PRC Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China, and such classification would likely result in unfavorable tax consequences to us and our non-PRC stockholders.

On March 16, 2007, the National People’s Congress or NPC, approved and promulgated the PRC Enterprise Income Tax Law, which we refer to as the New EIT Law. The New EIT Law took effect on January 1, 2008. Under the New EIT Law, Foreign Investment Enterprises, or FIEs, and domestic companies are subject to a uniform tax rate of 25%. The New EIT Law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the New EIT Law and which were entitled to a preferential lower tax rate under the then-effective tax laws or regulations.

On December 26, 2007, the State Council issued a Notice on Implementing Transitional Measures for Enterprise Income Tax, or the Notice, providing that the enterprises that have been approved to enjoy a low tax rate prior to the promulgation of the New EIT Law will be eligible for a five-year transition period since January 1, 2008, during which time the tax rate will be increased step by step to the 25% unified tax rate set out in the New EIT Law. From January 1, 2008, for the enterprises whose applicable tax rate was 15% before the promulgation of the New EIT Law , the tax rate will be increased to 18% for year 2008, 20% for year 2009, 22% for year 2010, 24% for year 2011, 25% for year 2012. For the enterprises whose applicable tax rate was 24%, the tax rate will be changed to 25% from January 1, 2008.

Under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. Because the New EIT Law and its implementing rules are new, no official interpretation or application of this new “resident enterprise” classification is available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are “resident enterprises” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on offering proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the New EIT Law and its implementing rules dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares. We are actively monitoring the possibility of “resident enterprise” treatment for the applicable tax years and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be credited against our U.S. tax.

Dividends we received from Fujian Ansheng may be subject to PRC withholding tax.

The New EIT Law and the Implementation Rules of the New EIT Law provides that an income tax rate of 10% may be applicable to dividends payable to non-PRC investors that are “non-resident enterprises” , which (i) do not have an establishment or place of business in the PRC, or (ii) have such establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC. The income tax for non-resident enterprises shall be subject to withholding at the income source, with the payer acting as the obligatory withholder under the New EIT Law, and therefore such income taxes are generally called withholding tax in practice. It is currently unclear in what circumstances a source will be considered as located within the PRC. We are an offshore holding company. Thus, if we are considered as a “non-resident enterprise” under the New EIT Law and the dividends paid to us by our subsidiary in the PRC are considered income sourced within the PRC, such dividends may be subject to a 10% withholding tax.

In January, 2009, the State Administration of Taxation promulgated the Provisional Measures for the Administration of Withholding of Enterprise Income Tax for Non-resident Enterprises (“Measures”), pursuant to which, the entities which have the direct obligation to make the following payment to a non-resident enterprise shall be the relevant tax withholders for such non-resident enterprise, and such payment includes: incomes from equity investment (including dividends and other return on investment), interests, rents, royalties, and incomes from assignment of property as well as other incomes subject to enterprise income tax received by non-resident enterprises in China. Further, the Measures provide that in the case of an equity transfer between two non-resident enterprises which occurs outside China, the non-resident enterprise which receives the equity transfer payment shall, by itself or engage an agent to, file tax declaration with the PRC tax authority located at place of the PRC company whose equity has been transferred, and the PRC company whose equity has been transferred shall assist the tax authorities to collect taxes from the relevant non-resident enterprise. However, it is unclear whether the Measures refer to the equity transfer by a non-resident enterprise which is a direct or an indirect shareholder of the said PRC company. Given these Measures, there is a possibility that Fujian Ansheng may have an obligation to withhold income tax in respect of the dividends paid to non-resident enterprise investors

The new tax law provides only a framework of the enterprise tax provisions, leaving many details on the definitions of numerous terms as well as the interpretation and specific applications of various provisions unclear and unspecified. Any increase in the combined company’s tax rate in the future could have a material adverse effect on its financial conditions and results of operations.

We face uncertainty from China’s Circular on Strengthening the Administration of Enterprise Income Tax on Non-Resident Enterprises' Share Transfer (Circular 698 that was released in December 2009 with retroactive effect from January 1, 2008.)

The Chinese State Administration of Taxation released a circular (“Circular 698”) on December 10, 2009 that addresses the transfer of shares by nonresident companies. Circular 698, which is effective retroactively to January 1, 2008, may have a significant impact on many companies that use offshore holding companies to invest in China. Pursuant to Circular 698, where the withholding agent does not withhold in accordance with laws or cannot perform the withholding obligation, the non-resident enterprises shall file tax declaration with the PRC tax authority located at place of the resident enterprise whose equity has been transferred, within seven days since the date of equity transfer provided under the contracts.

Where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise by selling the shares in an offshore holding company, and the latter is located in a country or jurisdiction where the effective tax burden is less than 12.5% or where the offshore income of his, her, or its residents is not taxable, the foreign investor is required to provide the tax authority in charge of that Chinese resident enterprise with the relevant information within 30 days of the transfers. Moreover, where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise through an abuse of form of organization and there are no reasonable commercial purposes such that the corporate income tax liability is avoided, the PRC tax authority will have the power to re-assess the nature of the equity transfer in accordance with PRC’s “substance-over-form” principle and deny the existence of the offshore holding company that is used for tax planning purposes.

There is uncertainty as to the application of Circular 698. For example, while the term "indirectly transfer" is not defined, it is understood that the relevant PRC tax authorities have jurisdiction regarding requests for information over a wide range of foreign entities having no direct contact with China. Moreover, the relevant authority has not yet promulgated any formal provisions or formally declared or stated how to calculate the effective tax in the country or jurisdiction and to what extent and the process of the disclosure to the tax authority in charge of that Chinese resident enterprise. In addition, there are not any formal declarations with regard to how to decide abuse of form of organization and reasonable commercial purpose, which can be utilized by us to balance if our company complies with the Circular 698. As a result, we may become at risk of being taxed under Circular 698 and we may be required to expend valuable resources to comply with Circular 698 or to establish that we should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations.

We are obligated to withhold and pay PRC individual income tax on behalf of our employees who are subject to PRC individual income tax. If we fail to withhold or pay such individual income tax in accordance with applicable PRC regulations, we may be subject to certain sanctions and other penalties and may become subject to liability under PRC laws.

Under PRC laws, Fujian Ansheng is obligated to withhold and pay individual income tax on behalf of our employees who are subject to PRC individual income tax. If the PRC Subsidiary fails to withhold and/or pay such individual income tax in accordance with PRC laws, it may be subject to certain sanctions and other penalties and may become subject to liability under PRC laws.

In addition, the State Administration of Taxation has issued several circulars concerning employee stock options. Under these circulars, our employees working in the PRC (which could include both PRC employees and expatriate employees subject to PRC individual income tax) who exercise stock options will be subject to PRC individual income tax. Our PRC subsidiary has obligations to file documents related to employee stock options with relevant tax authorities and withhold and pay individual income taxes for those employees who exercise their stock options. While tax authorities may advise us that our policy is compliant, they may change their policy, and we could be subject to sanctions.

Regulation of foreign currency’s conversion into RMB and investment by FIEs may adversely affect our PRC Subsidiary’s direct investment in China.

On August 29, 2008, SAFE issued a Notice of the General Affairs Department of the State Administration of Foreign Exchange on the Relevant Operating Issues concerning the Improvement of the Administration of Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises or Notice 142, to further regulate the foreign exchange of FIEs. According to the Notice 142, FIEs shall obtain a verification report from a local accounting firm before converting its registered capital of foreign currency into Renminbi, and the converted Renminbi shall be used for the business within its permitted business scope. The Notice 142 explicitly prohibits FIEs from using RMB converted from foreign capital to make equity investments in the PRC, unless the domestic equity investment is within the approved business scope of the FIE and has been approved by SAFE in advance. In addition, SAFE strengthened its oversight over the flow and use of Renminbi funds converted from the foreign currency-dominated capital of a FIE. The use of such Renminbi may not be changed without approval from SAFE, and may not be used to repay Renminbi loans if the proceeds of such loans have not yet been used. Violations of Notice 142 may result in severe penalties, including substantial fines as set forth in the SAFE rules.

Regulations of Overseas Investments and Listings may increase the administrative burden we face and create regulatory uncertainties.

On August 8, 2006, six PRC regulatory agencies, including the MOFCOM, the China Securities Regulatory Commission or CSRC, the State Asset Supervision and Administration Commission or the SASAC, the State Administration of Taxation or the SAT, the State Administration for Industry and Commerce or the SAIC and SAFE, amended and released the M&A Rule, which took effect as of September 8, 2006, and later amended on June 22, 2009. This regulation, among other things, includes provisions that purport to require that an offshore SPV formed for purposes of overseas listing of equity interest in PRC companies and controlled directly or indirectly by PRC companies or individuals obtain the approval of CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange.

On September 21, 2006, CSRC published on its official website procedures regarding its approval of overseas listings by SPVs. CSRC approval procedures require the filing of a number of documents with CSRC and it would take several months to complete the approval process.

The application of the New M&A Rule with respect to overseas listings of SPVs remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope of the applicability of CSRC approval requirement.

It is not clear whether the provisions in the new regulation regarding the offshore listing and trading of the securities of a SPV applies to an offshore company such as us which owns equity interest in Fujian Ansheng. We believe that the M&A Rules and CSRC approval are not required in the context of the share exchange under our transaction because (i) such share exchange is a purely foreign related transaction governed by foreign laws, not subject to the jurisdiction of PRC laws and regulations; (ii) we are not a special purpose vehicle formed or controlled by PRC companies or PRC individuals; (iii) Fujian Ansheng was established as a foreign investment enterprise by means of direct investment rather than by merger or acquisition of an existing PRC domestic company and it is not owned or controlled by PRC individuals or entities; (iv) we are owned or substantively controlled by foreigners; and (v) there is no clear requirement in the New M&A Rule that would require an application to be submitted to the MOFCOM or CSRC for the approval of the listing and trading of our common stock on the U.S. security market. However, we cannot be certain that the relevant PRC government agencies, including CSRC, would reach the same conclusion, and we still cannot rule out the possibility that CSRC may deem that the transactions effected by the share exchange circumvented the M&A Rules, the PRC Securities Law and other rules and notices.

If CSRC or another PRC regulatory agency subsequently determines that CSRC’s approval is required for the transaction, we may face sanctions by CSRC or another PRC regulatory agency. If this happens, these regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of funds into the PRC, restrict or prohibit payment or remittance of dividends to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our shares. CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel the transaction.

The M&A Rules, along with foreign exchange regulations discussed in the above subsection, will be interpreted or implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, and we cannot predict how they will affect our business development strategy.

Failure to comply with the U.S. foreign corrupt practices act and Chinese anti-corruption laws could subject us to penalties and other adverse consequences.

Our executive officers, employees and other agents may violate applicable law in connection with the marketing or sale of our products, including China’s anti-corruption laws and the U.S. Foreign Corrupt Practices Act, or the FCPA, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. The PRC also strictly prohibits bribery of government officials. However, corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC.

While we intend to implement measures to ensure compliance with the FCPA and China’s anti-corruption laws by all individuals involved with our company, our employees or other agents may engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, our brand and reputation, our sales activities or our stock price could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

Failure to comply with PRC laws and regulations relating to the environmental protection in China may result in severe penalties and liabilities.

The Chinese government has been adopting increasingly stringent regulations relating to environmental protection, and our business depends upon compliance with the aforesaid regulations. We have obtained the Provisional Emission Permit required for our operation. However, there is no assurance that we will be able to renew all of our existing permits or approvals or obtain new required permits or approvals from relevant competent government authorities, if the scope or application of the existing regulations changes or additional laws or regulations is imposed. In addition, our operations at our production facilities are subject to periodic checks by the relevant authorities in the PRC and they have the power to take action against us, impose fines, withdraw or suspend our permit or impose other penalties if we fail to comply with relevant regulations, in the event of which our business operations may be adversely affected. Our failure to comply with these laws and regulations could result in fines, penalties or legal proceedings.

Risks Related to our Securities

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Our executive officers, director, and principal stockholders hold approximately 98.6% of our outstanding Common Stock prior to any offering of securities. Accordingly, these stockholders are able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

We may not be able to obtain financing to operate our business in a manner commensurate with our plans.

In the event we do not raise capital in the future, we may not have sufficient capital to operate our business in a manner commensurate with our plans. There is no assurance that we could obtain such financing or capital from any source, or that such financing or capital would be available to us on acceptable terms.

There may not be sufficient liquidity in the market for our securities in order for our stockholders to sell their securities.

There is currently only a limited public market for our Common Stock and there can be no assurance that a trading market will develop further or be maintained in the future.

The market price of our Common Stock may be volatile.

The market price of our Common Stock has been and will likely continue to be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our Common Stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our Common Stock. These factors may materially adversely affect the market price of our Common Stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our Common Stock.

Because the Company is becoming public by means of a reverse merger, it may not be able to attract the attention of major brokerage firms.

Additional risks may exist since the Company became public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of the Company since there is little incentive to brokerage firms to recommend the purchase of its Common Stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

When the registration statement required to be filed under the Registration Rights Agreement becomes effective, there will be a significant number of shares of Common Stock eligible for sale, which could depress the market price of such stock.

Following the effective date of the registration statement required to be filed under the Registration Rights Agreement, a large number of Conversion Shares would become available for sale in the public market, which could depress the market price of the stock. In addition, Conversion Shares may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect as well. In general, a non-affiliate who has held restricted securities for a period of six months may sell such securities into the market and an “affiliate” who has held restricted shares for a period of six months may, upon filing a notification with the SEC on Form 144, sell Common Stock into the market in an amount equal to one percent of the outstanding shares.

Our Common Stock will be considered a “penny stock.”

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of the Common Stock is currently less than $5.00 per share and therefore may be a “penny stock.” Brokers and dealers effecting transactions in “penny stock” must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell the Common Stock and may affect your ability to sell shares.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

OTCQB securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because OTCQB reporting requirements are less stringent than those of the stock exchanges or NASDAQ.

Patterns of fraud and abuse include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

●
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

We have not paid dividends on our Common Stock in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future and any return on investment may be limited to the value of our Common Stock. We plan to retain any future earning to finance growth.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of ANBAILUN and its wholly owned subsidiaries, for the fiscal years ended December 31, 2010, 2009 and 2008. This discussion and analysis below should be read in conjunction with our consolidated financial statements, and the notes to those financial statements that are included elsewhere in this Current Report.

Overview

Operating through our wholly foreign owned subsidiary Fujian Ansheng located in Fujian, China, the Company is a sports footwear designer and manufacturer in China’s domestic market in smaller cities and towns and rural areas. Our products include skateboard shoes, sneakers, jogging shoes, basketball shoes, tennis shoes, boots, classic shoes and cotton-padded shoes. Our operations include: (1) research and development of sports footwear with original design under our own brand names; (2) manufacturing of sports footwear; (3) manufacturing technologies that support the realization of our designs as well as ensure the high quality of shoe products, (4) an effective distribution network that covers several small cities and towns in north and northeast China; (5) a strong management team consisting of experts with proven track records in the shoe business industry; and (6) well-recognized brand names and robust customer base.

Recent Development

Share Exchange

As more details can found in Item 1.01 of this Current Report, on February 11, 2011, we entered into the Share Exchange Agreement by and among (i) us, (ii) the principal stockholders of Westergaard (ii) ANBAILUN, and (iii) Ansheng International, ANBAILUN’s sole shareholder. Pursuant to the terms of the Exchange Agreement, we issued 33,949,212 shares of our Common Stock, par value $0.001 per share, representing approximately 98.6 % of the fully diluted outstanding shares of Westergaard in exchange for all of the shares of ANBAILUN. As a result of the Share Exchange, ANBAILUN and its subsidiaries, Ansheng (HK) and Fujian Jinjiang became our wholly-owned subsidiaries.

As a result, the Share Exchange has been accounted for as a recapitalization, whereby ANBAILUN is deemed to be the accounting acquirer (legal acquiree) and Westergaard is the accounting acquiree (legal acquirer). The financial statements before the date of the Share Exchange are those of ANBAILUN with the results of Westergaard being consolidated from the date of the Share Exchange. The equity section and earnings per share will be retroactively restated to reflect the reverse acquisition and no goodwill will be recorded.

Legal Structure and Corporate History

Our current corporate structure is set forth below:

Lam Chiu Ming
Ding Jinbiao
100%
Ansheng International, Inc.
a BVI Company
Silver Rock Capital, Ltd.
Public Shareholders
98.6%
1.14%
0.26%
Westergaard.Com, Inc.
a Delaware Company
100%
ANBAILUN International Holdings Limited
a BVI Company
100%
Ansheng (HK) Holdings Limited
a Hong Kong Company
Off Shore
On Shore
Fujian Jinjiang Chendai Ansheng Shoes&Clothing Co., Ltd.
A PRC company

ANBAILUN was incorporated under the laws of the British Virgin Islands on April 12, 2010 and Mr. Lam Chiu Ming  is the sole shareholder of ANBAILUN since its inception. ANBAILUN, as the sole shareholder, incorporated Ansheng (HK). Our current structure has come into existence through the Share Exchange described under Item 1.01 and 2.01, and two transactions set for as follows.

Fujian Ansheng Share Transfer

On September 15, 2010, Ansheng (HK) entered into the Fujian Ansheng Share Transfer Agreement with Fujian Ansheng and Mr. Ding Ansheng’s sole shareholder at the time, pursuant to which, Ansheng (HK) acquired 100% of the ownership of Fujian Ansheng from Mr. Ding, with consideration of RMB 12,580,000 or approximately US$1,900, 000. Following the Fujian Ansheng Share Transfer, Mr. Ding made the capital contribution of RMB 12,570,000 (approximately US$1,900,000) to Ansheng (HK), which amount equal to the aggregate price he received from Ansheng (HK) as a result of  Fujiang Ansheng Share Transfer.

Ansheng International Share Transfer

On February 11, 2011, Mr. Lam and Mr. Ding entered into the Ansheng International Share Transfer Agreement, pursuant to which Mr. Lam granted to Mr. Ding the option to purchase all of the 30,000 ordinary shares of Ansheng International, Inc. held by Mr. Lam at the nominal price of US$1.00 per share. The option shares vest and become exercisable upon Fujian Ansheng attaining consolidated net income performance targets for fiscal 2011 of at least 120% of the audited consolidated net income of the year ended December 31, 2010 or alternatively if the performance target has not been met, by the payment of the alternative exercise price of US$30,000.

Accounting Treatment

Pursuant to Fujian Ansheng Share Transfer and Ansheng International Share Transfer (the “Restructuring”), Mr. Ding is deemed to have retained financial controlling interests in the combined entity, and the combine entity remains under common control. As a result, the Restructuring has been accounted for as a combination of entities under common control and recapitalization of Fujian Ansheng with no adjustment to the historical basis of the assets and liabilities of Fujian Ansheng, and the operations were consolidated as if the Restructuring occurred as of the beginning of the first accounting period presented in these consolidated financial statements.

Critical accounting policies and estimates

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to bad debts, inventories, recovery of long-lived assets and the fair value of beneficial conversion features and warrants. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements.

Accounts receivable

Accounts receivable is presented net of an allowance for doubtful accounts. We have a policy of reserving for uncollectible accounts based on our best estimate of the amount of probable credit losses in our existing accounts receivable. We periodically review our accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

As a basis for accurately estimating the likelihood of collection has been established, we consider a number of factors when determining reserves for uncollectable accounts.  We believe that we use a reasonably reliable methodology to estimate the collectability of our accounts receivable. We review our allowances for doubtful accounts on at least a quarterly basis. We consider many factors, including the age of the balance, a customer’s historical payment history, its current credit-worthiness and current economic trends. If the financial condition of our customers or other parties that we have business relationship with were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Inventories

Inventories, consisting of raw materials, work-in-process and finished goods, are stated at the lower of cost or market utilizing the weighted average method. An allowance is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, we will record additional reserves for the difference between the cost and the market value. These reserves are recorded based on estimates. We review inventory quantities on hand and on order and record, on a quarterly basis, a provision for excess and obsolete inventory, if necessary. If the results of the review determine that a write-down is necessary, we recognize a loss in the period in which the loss is identified, whether or not the inventory is retained. Our inventory reserves establish a new cost basis for inventory and are not reversed until we sell or dispose of the related inventory. Such provisions are established based on historical usage, adjusted for known changes in demands for such products, or the estimated forecast of product demand and production requirements.

Property and equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis (after taking into account their respective estimated residual value) over the estimated useful lives of the assets. The estimated useful lives of the assets are as follows:
	Years	Residual Value
Buildings	20	5%
Plant and machinery	10	5%
Furniture, fixtures and electronic equipment	5	5%

The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

We examine the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Land use right

There is no private ownership of land in the PRC. All land in the PRC is owned by the PRC government and cannot be sold to any individual or company. The government grants a land use right that permits the holder of the land use right to use the land for a specified period. Our land use right was granted with a term of 50 years. Any transfer of the land use right requires government approval. We have recorded the cost paid to acquire a land use right as an intangible asset. The land use right is amortized on the straight-line method over the land use right term.

Revenue recognition

We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured.

We organize and attend two product trading fairs each year in May and October. The product trading fairs are attended by more than 100 existing and potential distributors and we receive a majority of our product orders from our independent distributors at these trade fairs, with certain amounts of follow-up orders thereafter. Revenue is recognized when products are delivered to our distributors and generally payment is due 60 days from the date of delivery. Our sales consist of the invoiced value of goods, net of a value-added tax (VAT).

Provisions for estimated returns and allowances, rebates to customers, and any other adjustments are provided for in the same period the related sales are recorded. Generally, we will record a reduction to gross sales based on estimated customer returns and allowances and rebates.  These reductions are influenced by historical rates of customer returns and allowances and rebates as well as the specific identification of certain returns and allowances and rebates.

The actual amount of sales returns and allowances realized may differ from our estimates.  If we determine that sales returns or allowances should be either increased or decreased, then the adjustment would be made to net sales in the period in which such a determination is made.  No product return allowance is made as products delivered and accepted by customers are normally not returned.   Generally, pursuant to our sales agreements, the customer has seven days to return any damaged product. Accordingly, for the years ended December 31, 2010, 2009 and 2008, we did not record any sales return or allowances.

We offer our customers a sales rebate if the respective distributor’s sales of our products exceeds certain levels. If the respective customers sales of product exceed specified sales levels, within one year, we shall award the customer between 3% and 4% of the respective customer’s total annual sales, in cash or by writing-down the same amount from the accounts receivable at the end of the year. For the years ended December 31, 2010, 2009 and 2008, sales rebates were netted against gross sales and amounted to $2,774,287 or 3.2% of gross sales, $2,444,196 or 4.0% of gross sales, and $1,507,369 or 3.7% of gross sales, respectively.

Research and development

Research and development costs are expensed as incurred. These costs primarily consist of cost of material used and salaries paid for the development of our products, and depreciation amount from related fixed assets used.

Income taxes

We are governed by the Income Taxation Law of the PRC, Hong Kong and the British Virgin Islands. We account for income tax using the liability method prescribed by ASC 740, “Income Taxes”.

Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

We applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to our results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of December 31, 2010 and 2009, we had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

Foreign currency translation

Our reporting currency is the U.S. dollar. The functional currency of the parent company and its subsidiary Anbailun is the U.S. dollar. The functional currency of Ansheng (HK) is the Hong Kong dollar. The functional currency of our subsidiary, Ansheng Fujian, is the Chinese Renminbi (“RMB”). For the subsidiaries whose functional currencies are the Hong Kong dollar or RMB, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the acquisition date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

All of our revenue transactions are transacted in RMB. We do not enter any material transaction in foreign currencies and, accordingly, transaction gains or losses have not had, and are not expected to have, a material effect on our results of operations.

Recent accounting pronouncements

In November 2009, the FASB issued an ASU regarding accounting for stock dividends, including distributions to shareholders with components of stock and cash. This ASU clarifies that the stock portion of a distribution to shareholders that contains components of cash and stock and allows shareholders to select their preferred form of the distribution (with a limit on the amount of cash that will be distributed in total) should be considered a stock dividend and included in EPS calculations as a share issuance. The adoption of this guidance did not have a material impact on our financial statements.

In December 2009, FASB issued ASU No. 2009-16, Accounting for Transfers of Financial Assets. The amendments in this Accounting Standards Update improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. Comparability and consistency in accounting for transferred financial assets will also be improved through clarifications of the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. We do not expect the adoption of this ASU to have a material impact on our financial statements.

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2)  Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. These disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU did not have any material impact on our financial statements.

In February 2010, the FASB issued Accounting Standards Update (ASU) 2010-09 to amend ASC 855, Subsequent Events, whose effective date is for interim or annual reporting periods ending after June 15, 2010. As a result, ASU No. 2010-09 excludes SEC reporting entities from the requirement to disclose the date on which subsequent events have been evaluated; In addition, it modifies the requirement to disclose the date on which subsequent events have been evaluated in reissued financial statements to apply only to such statements that have been restated to correct an error or to apply U.S. GAAP retrospectively.

In May 2010, the FASB issued ASU 2010-19, Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates.  The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2010, FASB issued ASU No. 2010-28, Intangibles - Goodwill and Other (ASC Topic 350). Under Topic 350 on goodwill and other intangible assets, testing for goodwill impairment is a two-step test. When a goodwill impairment test is performed (either on an annual or interim basis), an entity must assess whether the carrying amount of a reporting unit exceeds its fair value (Step 1). If it does, an entity must perform an additional test to determine whether goodwill has been impaired and to calculate the amount of that impairment (Step 2). The amendments in this update modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors require that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. As we do not have any significant intangible assets, we believe that the impact of adopting this update will not be material on our consolidated results of operations and financial position.

In December 2010, FASB issued Accounting Standards Update (ASU) No. 2010-29, Business Combinations (ASC Topic 805). The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also improve the usefulness of the pro forma revenue and earnings disclosures by requiring a description of the nature and amount of material, nonrecurring pro forma adjustments that are directly attributable to the business combination(s). The amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is permitted. As we did not enter into any business combinations in fiscal year 2010, we believe that the adoption this update will not have any material impact on our financial statement disclosures. However, if we enter into material business combinations in the future, the adoption of this update may have significant impact on our financial statement disclosures.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31 OF 2010, 2009 AND 2008

The following tables set forth key components of our results of operations for the years indicated, in dollars, and key components of our revenue for the years indicated, in dollars. The discussion following the table is based on these results.

	For the Years Ended December 31,
	2010	2009	2008
NET SALES	$84,622,045	$59,023,342	$38,759,758
COST OF SALES	60,591,528	41,972,052	28,101,914
GROSS PROFIT	24,030,517	17,051,290	10,657,844
OPERATING EXPENSES:
Selling expenses	2,335,595	1,832,252	919,799
Research and development expenses	264,122	220,295	166,917
Professional fees	303,889	-	-
General and administrative expenses	999,759	1,123,590	824,362
Total Operating Expenses	3,903,365	3,176,137	1,911,078
INCOME FROM OPERATIONS	20,127,152	13,875,153	8,746,766
OTHER INCOME (EXPENSE):
Interest income	58,418	24,659	23,674
Debt issuance costs	(15,000)	-	-
Interest expense	(167,838)	(56,965)	(40,959)
Total Other Expense	(124,420)	(32,306)	(17,285)
INCOME BEFORE INCOME TAXES	20,002,732	13,842,847	8,729,481
INCOME TAXES	5,110,982	3,456,857	2,185,559
NET INCOME	14,891,750	10,385,990	6,543,922
OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	994,306	24,134	361,453
COMPREHENSIVE INCOME	$15,886,056	$10,410,124	$6,905,375

Year Ended December 31, 2010 (“2010”) Compared to Year Ended December 31, 2009 (“2009”)

Sales. In 2010, we had sales of $84,622,045, as compared to sales of $59,023,342 in 2009, an increase of $25,598,703 or 43.4%.  Sales and changes for each product line were summarized as follows:

	Years ended December 31, 2010 2009		Increase (Decrease)	Percentage Change
Skateboard shoes	$17,894,542	$13,766,549	$4,127,993	30.0%
Cotton shoes	736,736	3,367,864	(2,631,128)	(78.1)%
Basketball shoes	2,694,288	7,873,381	(5,179,093)	(65.8)%
Running shoes	13,098,298	9,076,866	4,021,432	44.3%
Tennis shoes	8,817,146	3,817,758	4,999,388	131.0%
Casual shoes	35,309,446	9,988,282	25,321,164	253.5%
Hiking shoes	4,259,502	5,634,153	(1,374,651)	(24.4)%
Retro shoes	1,812,087	5,498,489	(3,686,402)	(67.0)%
Total sales	$84,622,045	$59,023,342	$25,598,703	43.4%

In 2010, we began classifying the following retro shoe styles into its respective shoe style. In 2009, we did not track retro shoes by these categories and all retro shoe types are included under retro shoes. Accordingly, in 2010:

(a)	Sales of retro Skateboard shoes are included in Skateboard shoes
(b)	Sales of retro running shoes are included in Running shoes
(c)	Sales of retro tennis shoes are included in tennis shoes and
(d)	Sales of retro casual shoes are included in casual shoes.

During 2010, we continued to see increased demand for our shoe products especially our casual shoe category which in 2010 includes our popular retro casual styles as discussed below. Overall, in 2010, we sold approximately 8,200,000 pairs of shoes as compared to approximately 5,800,000 pairs of shoes in 2009, a 41.7% increase in volume.  Overall, we saw a modest increase in the selling price of less than 1.0%.

We believe that the increase in sales volume was attributable to an increase in market demands caused by an increase in marketing and advertising efforts to enhance visibility and by the expansion of our sales distribution network. We believe the primary drivers behind the increase in market demand that contributed to our growth include:

(a)
(a) In 2010 and 2009, we spent approximately $2,183,000 and $1,719,000 in advertising to promote our brands. We advertise through TV commercials, roadside billboards, down town street lamps, promotional sales points in department stores and in key outdoor shopping areas to promote our products to target customers. In addition, we organize and participate in holiday sales, exhibition/trade fairs, school activity sponsorships and other promotional activities. In 2009 and 2010, we promoted our brand name by using pop star endorsements. We believe that with our advertising campaigns and the popularity of our a new stylish shoe marketed to young people between 18 to 35 years old mainly consisting of students in middle school, high school, and college, as well as young professionals, and people pursuing vogue, fashion and cutting edge style, have help us increase market demand and help drive our growth.

(b)
We focus on mid-to-low income populations in Tier 3 or below cities, as defined elsewhere herein, that consist of small cities and towns and rural areas, where there is a strong force of urbanization and potential rapid growth of disposable income. This particular segment has seen a substantial growth in part upon an increase of people moving to Tier 2 and Tier 3 cities. We formed this positioning strategy because the low barrier for market entry, the relatively lesser competition and the potential in that market. We believe that the population growth in our targeted cities in conjunction with our advertising campaign have helped drive sales.

(c)
Our distributors have gained more confidence in our products after they saw large sales increases year over and accordingly, they have increased the size of their orders which we primarily receive  at product trading fairs attended by more than 100 existing and potential distributors. In order drive sales, in cooperation with our distributors. in 2010, we began to refurbish, decorate, and upgrade our sales counters, we increased counter space, and we also relocated our sales point in stores, supermarkets and outlets to better locations.  In 2010, we sold to 41 distributors as compared 38 distributors in 2009. In 2010, sales to existing distributors increased by approximately $24,409,000. Additionally, in 2010, we added three new distributors to our distribution channels with net sales of approximately $1,190,000.

(d)
In 2010, we had increased demand for four styles of shoes: Skateboard shoes, Running shoes, Tennis shoes and Casual shoes.   This increase was primarily driven by the introduction of our retro shoe products. In 2009, we developed and began selling Retro shoes, a new stylish shoe marketed to young people between 18 to 35 years old mainly consisting of students in middle school, high school, and college, as well as young professionals, and people pursuing vogue, fashion and cutting edge style. Retro Shoes are designed to be fashionable, unique personality and emphasize flash/bright color and focus more on reflecting unique personality and life style, and are non-comparable in the niche market and thus face less competition. Since the launch of our retro shoe style launch in 2009, retro shoes have been very popular with our target customers and have become one of our best selling product lines. In 2010, we developed new retro products and expanded production. In 2010, we also re-classified our retro shoes products into five sub-categories retro skateboard shoes, retro casual shoes, retro running shoes, retro tennis shoes, and other retro shoes.  In 2010, sales of basketball shoes in the market have declined, instead sports-casual and life-casual series increased. Because of this change of customer’s preference, the sales of our basketball shoes have decreased.

As discussed elsewhere in Industry overview section, China’s sports footwear market is expected to continue to grow and we expect our revenues to grow as we expand our distribution network into other cities.  Our sales growth is dependent on the out ability to expand our distribution network, the acceptance in the market of our cutting edge styles, and our competitive pricing model.

Cost of sales. In 2010, cost of sales amounted to $60,591,528 as compared to $41,972,052 in 2009, an increase of $18,619,476 or 44.4%. In 2010, cost of sales accounted for 71.6% of net sales compared to 71.1% of net sales in 2009. The increase in cost of sales as a percentage of net sales was primarily attributable to rising raw material costs caused by an increase in the price of certain oil-based rubbers used in the manufacturing process which have increased due the price of oil. Additionally, in 2010, we reclassified approximately $374,000 of social benefits expense from general and administration expense to cost of sales.  We did not reclassify such expenses in 2009.

Gross profit and gross margin. In 2010, gross profit was $24,030,517 as compared to $17,051,290 in 2009 representing gross margins of 28.4% and 28.9%, respectively. The decrease in our overall gross margin percentage was primarily attributable to an increase in raw material prices as described above. Generally, our distributors place their orders in May and October based on their customer’s demands, at which time we negotiate the fixed selling price. After, received such orders, we begin to manufacture our products based on their orders. In 2010, raw material prices were higher than expected primarily due to the costs of oil-based rubbers used in our production process and we could not pass on this increase to our customers. Accordingly, we recognized a lower gross margin.

We expect gross margin will remain at its current level with small improvement in the near future.
Gross margin percentages by product line are as follows:

	Years ended December 31,
	2010	2009
Skateboard shoes	32.2%	28.3%
Cotton shoes	28.9%	28.4%
Basketball shoes	29.8%	29.8%
Running shoes	28.6%	29.0%
Tennis shoes	28.5%	27.4%
Casual shoes	26.2%	28.4%
Hiking shoes	27.6%	29.6%
Retro shoes	30.8%	30.5%
Overall gross profit %	28.4%	28.9%

Selling expenses. In 2010, selling expenses were $2,335,595 as compared to $1,832,252 in 2009, an increase of $503,343 or 27.5%. Selling expenses consisted of the following:

	Years ended December 31,
	2010	2009
Salaries and benefits	$107,141	$86,835
Depreciation	765	758
Advertising	2,183,433	1,719,077
Rent	44,256	25,582
Total	$2,335,595	$1,832,252

●	Salary and benefit increased by $20,306 or 23.4% which was mainly attributable to the increase in compensation paid to our sales staff due to the stronger sales revenues from sales staff’s efforts.

●	Advertising expense increased by $464,356 or 27.0%. During the fiscal year of 2010, we spent more on advertising to promote our products and to enhance our visibility.

●	Rent expense increased by $18,674 or 73.0%. We began to rent a room for exhibition in June 2009. Therefore, we paid rent expense since June 2009.

Research and development expenses. In 2010, research and development expenses amounted to $264,122 as compared to $220,295 in 2009, an increase of $43,827 or 19.9%. The increase was primarily attributable to the increase in salaries and benefits paid to our research and development department staff in order to develop new styles of shoes to satisfy the changing market demands.

Professional fees. In 2010, professional fees amounted to $303,889 as compared to $0 in 2009. In 2010, we incurred professional fees related to our efforts to enter into a share exchange agreement with a publicly listed company in the United States. These fees included consulting fees, auditing, and legal fees. We did not incur such fees prior to 2010. We will continue to incur such professional fees in the future as we completed a share exchange with a publicly traded company in February 2011.

General and administrative expenses. In 2010, general and administrative expenses amounted to $999,759 as compared to $1,123,590 in 2009, a decrease of $123,831 or 11.0%. General and administrative expenses consisted of the following:

	Years ended December 31,
	2010	2009
Salaries and related benefits	$450,967	$713,464
Depreciation and amortization	53,857	53,896
Travel and entertainment	274,896	180,334
Rent	37,175	36,837
Other	182,864	139,059

Total	$999,759	$1,123,590

●
In 2010, compensation and related benefits decreased by $262,497 or 36.8% as compared to 2009. In 2010, we reduced social benefits expense by approximately $417,000 and reclassified this expense to costs of sales ($374,000), research and development ($30,560) and to selling expenses ($13,020).  We did not reclassify such expenses in 2009.  This decrease was offset by an increase in compensation and related benefits of approximately $154,000 due to an increase in salaries paid to our management and the hiring of additional personnel.

●
For the year ended December 31, 2010, travel and entertainment expenses increased by $94,562 or 52.4% as compared to the year ended December 31, 2009. The increase was mainly attributable to an increase in travel expenses of approximately $23,000 and an increase in entertainment expenses of approximately $72,000.

●	In 2010, rental expense increased by $338 or 0.9% as compared to 2009.

●
In 2010, other general and administrative expenses which consist of office supplies, miscellaneous taxes, office maintenance, consulting expenses, security fees and bank service charges increased by $43,805 or 31.5% as compared to 2009. The increase was mainly attributable to an increase in office expenses of approximately $5,000, an increase in miscellaneous taxes of approximately $9,000, an increase in expenses for vehicle of approximately $11,000, an increase in union fees of approximately $17,000 and an increase in other miscellaneous items of approximately $2,000.

Income from operations. In 2010, income from operations was $20,127,152 as compared to $13,875,153 in 2009, an increase of $6,251,999 or 45.1%.

Other income (expense). For the year ended December 31, 2010, other expense amounted to $124,420 as compared to other expenses of $32,306 for the year ended December 31, 2009, an increase of $92,114 or 285.1%. The increase in other expenses included:

●	Interest income increased by $33,759 or 136.9% and related to an increase in funds in interest bearing accounts.

●
Interest expense increased by $110,873 or 194.6%. The increase was primarily attributable to the increase in interest bearing bank loans and the recording of an interest charge of $42,722 from the amortization of a debt discount on convertible debt associated with warrants issued.

Income taxes expense. Income taxes expense increased by $1,654,125, or 47.9%, for the year ended December 31, 2010 as compared to the year ended December 31, 2009 which was attributed to the increase in taxable income.

Net income. As a result of the factors described above, our net income for 2010 was $14,891,750 as compared to net income of $10,385,990 for 2009.

Foreign currency translation adjustment. In 2010, we reported an unrealized gain on foreign currency translation of $994,306 as compared to $24,134 in 2009 which reflects the effect of the value of the U.S. dollar in relation to RMB. These gains are non-cash items. As described elsewhere herein, our operating subsidiary Fujian Ansheng’s functional currency is the Chinese Renminbi. The accompanying financial statements have been translated and presented in U.S. dollars using period end rates of exchange for assets and liabilities, and average rates of exchange for the period for net revenues, costs, and expenses. Net gains resulting from foreign exchange transactions, if any, are included in the statements of income and do not have a significant effect on our financial statements.

Comprehensive income. In 2010, comprehensive income of $15,886,056 was derived from the sum of our net income of $14,891,750 plus a foreign currency translation gain of $994,306. For the year ended December 31, 2009, comprehensive income of $10,410,124 was derived from the sum of our net income of $10,385,990 plus a foreign currency translation gain of $24,134.

Year Ended December 31, 2009 (“2009”) Compared to Year Ended December 31, 2008 (“2008”)

Sales. In 2009, we had sales of $59,023,342, as compared to sales of $38,759,758 in 2008, an increase of $20,263,584 or 52.3%. Sales and changes for each product line were summarized as follows:

	Years ended December 31, 2009 2008		Increase (Decrease)	Percentage Change
Skateboard shoes	$13,766,549	$9,519,555	$4,246,994	44.6%
Cotton shoes	3,367,864	5,689,429	(2,321,565)	(40.8)%
Basketball shoes	7,873,381	5,644,431	2,228,950	39.5%
Running shoes	9,076,866	5,814,491	3,262,375	56.1%
Tennis shoes	3,817,758	3,099,610	718,148	23.2%
Casual shoes	9,988,282	5,705,027	4,283,255	75.1%
Hiking shoes	5,634,153	3,287,215	2,346,938	71.4%
Retro shoes	5,498,489	-	5,498,489	100.0%

Total sales	$59,023,342	$38,759,758	$20,263,584	52.3%

During 2009, we continued to see increased demand for our shoe products. Overall, in 2009, we sold approximately 5,800,000 pairs of shoes as compared to approximately 3,800,000 pairs of shoes in 2008, a 52.5% increase in volume.  Overall, from 2008 to 2009, we saw a modest decrease in selling price of 1.9%.

We believe that the increase in sales volume was attributable to increased market demand caused by the expansion of our sales networks and as a result of our increased marketing and advertising efforts to enhance our visibility as discussed above. In 2009, we sold to 38 distributors as compared 31 distributors in 2008. In 2009, sales to distributors that existed in 2008 increased by approximately $19,200,000. Additionally, in 2009, we added seven new distributors to our distribution channels with net sales of approximately $1,100,000. The decrease in sales from the sale of Cotton shoes was primarily attributable to decreased demands from the south China market and our intended switch of focus to satisfy the changing market demands. In 2009, we developed and began selling Retro shoes, a new stylish shoe marketed to young people between 18 to 35 years old mainly consisting of students in middle school, high school, and college, as well as young professionals, and people pursuing vogue, fashion and cutting edge style. Retro Shoes are designed to be fashionable, unique personality and emphasize flash/bright color and focus more on reflecting unique personality and life style, and are non-comparable in the niche market and thus face less competition.

Cost of sales. In 2009, cost of sales amounted to $41,972,052 as compared to $28,101,914 in 2008, an increase of $13,870,138 or 49.4%. In 2009, cost of sales accounted for 71.1% of net sales as compared to 72.5% of net sales in 2008. The decrease in cost of sales as a percentage of net sales was primarily attributable to a decrease in the costs of raw materials offset by a modest 1.9% decrease in our selling price.

 Gross profit and gross margin. Our gross profit was $17,051,290 for the year ended December 31, 2009 as compared to $10,657,844 for the year ended December 31, 2008 representing gross margins of 28.9% and 27.5%, respectively. The increase in our gross margin percentage was primarily attributable to the increased usage in production capacity. We expect gross margins to maintain its current level with small improvement in the near future. Gross margin percentages by product line are as follows:

	Years ended December 31,
	2009	2008
Skateboard shoes	28.3%	27.3%
Cotton shoes	28.4%	28.4%
Basketball shoes	29.8%	29.3%
Running shoes	29.0%	25.7%
Tennis shoes	27.4%	27.6%
Casual shoes	28.4%	26.8%
Hiking shoes	29.6%	27.7%
Retro shoes	30.5%	-%
Overall gross profit %	28.9%	27.5%

 Selling expenses. Selling expenses were $1,832,252 for the year ended December 31, 2009 compared to $919,799 for the year ended December 31, 2008, an increase of $912,453 or 99.2%. Selling expenses consisted of the following:

	Years ended December 31,
	2009	2008
Salaries and benefits	$86,835	$57,269
Depreciation	758	740
Advertising	1,719,077	861,790
Rent	25,582	-
Total	$1,832,252	$919,799

●	Compensation increased by $29,566 or 51.6% which was mainly attributable to the increase in compensation paid to our sales staff due to the stronger sales revenues from sales staff’s efforts.

●	Depreciation increased by $18 or 2.4%.

●
Advertising expense increased by $857,287 or 99.5%. During the fiscal year of 2009, we spent more on advertising to promote our products and to enhance our visibility, mainly including TV commercials, roadside billboards, shopping mall advertising, and holiday sales and promotion activities.

●	For fiscal 2009, we paid rent of $25,582 for exhibition space while we did not have corresponding expense in fiscal 2008.

Research and development expenses. Research and development expenses amounted to $220,295 for the year ended December 31, 2009, as compared to $166,917 for the year ended December 31, 2008, an increase of $53,378 or 32.0%. The increase was primarily attributable to the increase in compensation paid to our research and development department staff in order to develop new styles of shoes to satisfy the changing market demands.

General and administrative expenses. In 2009, general and administrative expenses amounted to $1,123,590 as compared to $824,362 in 2008, an increase of $299,228 or 36.3%. General and administrative expenses consisted of the following:

	Years ended December 31,
	2009	2008
Salaries and related benefits	$713,464	$510,734
Depreciation and amortization	53,895	51,918
Travel and entertainment	180,334	124,396
Rent	36,837	36,195
Other	139,060	101,119
Total	$1,123,590	$824,362

●
In 2009, compensation and related benefits increased by $202,730 or 39.7% as compared to 2008. The increase was primarily attributable to an increase in salaries paid to our management of approximately $121,000 and an increase in benefits of approximately $82,000 due to the expansion and growth of our business.

●	In 2009, depreciation and amortization expenses increased by $1,977 or 3.8% as compared to 2008. The increase was primarily attributable to foreign currency fluctuations.

●
In 2009, travel and entertainment expenses increased by $55,938 or 45.0% as compared to 2008. The increase was mainly attributable to an increase in travel expenses of approximately $14,000 and an increase in entertainment expenses of approximately $42,000.

●	In 2009, rent expense increased by $642 or 1.8% as compared to 2008.

●
In 2009, other general and administrative expenses which consist of office supplies, miscellaneous taxes, office maintenance, consulting expenses, security fees and bank service charges increased by $37,941 or 37.5% as compared to 2008. The increase was mainly attributable to an increase in office expenses of approximately $8,000, an increase in miscellaneous taxes of approximately $7,000, an increase in expenses for vehicle of approximately $11,000 and an increase in union fees of approximately $12,000.

Income from operations. In 2009, income from operations was $13,875,153, as compared to $8,746,766 in 2008, an increase of $5,128,387 or 58.6%.

Other income (expense). In 2009, other expense amounted to $32,306 as compared to other expenses of $17,285 in 2008, an increase of $15,021 or 86.9%. The increase in other expenses included:

●	Interest income increased by $985 or 4.2% and related to an increase in funds in interest bearing accounts.

●	Interest expense increased by $16,006 or 39.1%. The increase was mainly attributable to the increase in interest bearing bank loans and the amortization of discount of convertible note.

Income taxes expense. In 2009, income taxes expense increased by $1,271,298, or 58.2%, as compared to 2008 which was primarily attributed to the increase in taxable income.

Net income. As a result of the factors described above, in 2009, our net income was $10,385,990 as compared to $6,543,922 in 2008.

Foreign currency translation adjustment. In 2009, we reported an unrealized gain on foreign currency translation of $24,134 as compared to $361,453 in 2008 which reflects the effect of the value of the U.S. dollar in relation to RMB. These gains are non-cash items. As described elsewhere herein, our functional currency is the Chinese Renminbi. The accompanying financial statements have been translated and presented in U.S. dollars using period end rates of exchange for assets and liabilities, and average rates of exchange for the period for net revenues, costs, and expenses. Net gains resulting from foreign exchange transactions, if any, are included in the statements of income and do not have a significant effect on our financial statements.

Comprehensive income. In 2009, comprehensive income of $10,410,124 was derived from the sum of our 2009 net income of $10,385,990 plus a foreign currency translation gain of $24,134. In 2008, comprehensive income of $6,905,375 was derived from the sum of our 2008 net income of $6,543,922 plus a foreign currency translation gain of $361,453.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. At December 31, 2010, 2009 and 2008, we had cash balances of $15,544,035, $12,789,430 and $8,076,050, respectively. These funds are located in financial institutions located in China.

Working capital

The following table sets forth information as to the principal changes in the components of our working capital from December 31, 2009 to December 31, 2010:

			December 31, 2009 to December 31, 2010
Category	December 31, 2010	December 31, 2009	Change ($)	Change (%)
Current assets:
Cash and cash equivalents	$15,544,000	$12,789,000	$2,755,000	21.5
Accounts receivable	17,727,000	7,515,000	10,212,000	135.9
Advance to suppliers	2,261,000	-	2,261,000	100.00
Prepaid expenses	19,000	18,000	1,000	5.6
Inventories	5,206,000	3,443,000	1,763,000	51.2
Current liabilities:
Short-term bank loans	3,290,000	1,170,000	2,120,000	181.1
Accounts payable	2,724,000	4,844,000	(2,120,000)	(43.8)
Other payable and accrued liabilities	496,000	448,000	48,000	10.7
Due to related party	1,000	44,000	(43,000)	(97.7)
Income taxes payable	693,000	264,000	429,000	162.5
Other taxes payable	593,000	394,000	199,000	50.5
Working capital:
Total current assets	$40,757,000	$23,765,000	$16,992,000	71.5
Total current liabilities	7,797,000	7,164,000	633,000	8.8
Working capital	$32,960,000	$16,601,000	$16,359,000	98.5

Our working capital increased by $16,359,000 from working capital of $16,601,000 at December 31, 2009 to $32,960,000 at December 31, 2010. This increase in working capital is primarily attributable to:

●	an increase in cash and cash equivalents of $2,755,000 primarily due to an increase in short-term bank borrowings,

●	an increase in accounts receivable of $10,212,000 due to an increase in sales,

●
an increase in advance to suppliers of $2,261,000 due to an increase in advances that we made to suppliers to secure beneficial raw material pricing. We believe that the cost of our raw materials will increase due to the increase in oil prices which effects the costs of rubber materials used in our shoe products.

●	an increase in inventories of $1,763,000 which was attributable to an increase in work in process related to the timing of our manufacturing cycle,

●	a decrease in accounts payable of $2,120,000,

 offset by:

●	an increase in short-term bank loans of $2,120,000 due to an increase in short-term bank loans,

●	an increase in income taxes payable of $429,000, and

●	an increase in other taxes payable of $199,000.

At December 31, 2010, accounts receivable amounted to $17,727,000 as compared to $7,515,000, at December 31, 2009, an increase of $10,212,000. This increase was attributable to an increase in our sales. Our accounts receivable balance at December 31, 2010 primarily consisted of sales generated in the fourth quarter of 2010 and these balances were collected in the first quarter of 2011. Generally, we collect our accounts receivable balances within 60 days of the sales date.  In 2010, the number of days that sales remain outstanding was 53 days as compared to 37 days in 2009 and 40 days in 2008. The increase in the number of days that sales remain outstanding reflects our policy of 60-day payment terms.

At December 31, 2010, we had short-term bank loans outstanding of $3,290,000 as compared to $1,170,000 at December 31, 2009. These loans bear interest at rates ranging from 5.57% to 6.9%.  Generally, we repay these loans on the due date and enter into new loan agreements with similar terms, if needed. For a more detailed description of our loan and credit agreements, please refer to Note 7 of the audited financials statement for the year ended December 31, 2010, on page F-17. Copies of Loan Agreement and Credit Agreement are included as Exhibit 10.15, 10.16, 10.17, and 10.18 to this Form 8-K, as amended.

Cash Flows

The following summarizes the key components of the Company’s cash flows for the years ended December 31, 2010 and 2009:

	Years Ended December 31,
	2010	2009	2008
Net cash provided by / (used in) operating activities	$(77,802)	$8,345,481	$5,798,815
Cash flows used in investing activities	$(36,956)	$(205)	$(15,893)
Cash flows provided by/(used in) financing activities	$2,378,398	$(3,654,501)	$(2,872,634)
Effect of foreign currency fluctuations on cash and cash equivalents	$490,965	$22,605	$367,809
Net increase in cash and cash equivalents	$2,754,605	$4,713,380	$3,278,097

Net cash  provided by / (used in) operating activities

In 2010, net cash flow used in operating activities was primarily due to:

●	the use of cash from changes in operating assets and liabilities such as

●
an increase in accounts receivable of approximately $9,711,000 due to an increase in sales. Our accounts receivable balance at December 31, 2010 primarily consisted of sales generated in the fourth quarter of 2010 and these balances were collected in the first quarter of 2011. Generally, we collect our accounts receivable balances within 60 days of the sales date.  Sales in the fourth quarter of 2010 were higher than sales in the fourth quarter of 2009 which attributed to the increase in accounts receivable.

●
an increase in advance to suppliers of approximately $2,205,000 attributable to an effort to secure beneficial raw material pricing .We expect raw material pricing to increase due to increases in the prices of certain oil-based rubbers used in the manufacturing process which have increased due the price of oil,

●	an increase in inventories of $1,605,000

●	a decrease in accounts payable of $2,229,000

Offset by cash provided by operating activities of:

●
net income of $14,892,000 adjusted for the add-back of non-cash items  such as depreciation of $152,000, amortization of land use rights of $6,000, and interest expense of $43,000 related to the issuance in warrants in connection with convertible debt, and

●	a decrease in income taxes payable and other tax payable of $591,000.

In 2009, net cash flow provided by operating activities was primarily due to:

●	net income of $10,386,000 adjusted for the add-back of non-cash items such as depreciation of $149,000 and the amortization of land use rights of $6,000, and

●	the receipt of cash from the changes in operating assets and liabilities such as an increase in accounts payable of $384,000 and an increase in other taxes payable of $205,000,

Offset by:

●	the use of cash from changes in operating assets and liabilities such as an increase in accounts receivable of $2,792,000.

In 2008, net cash flow provided by operating activities was primarily due to:

●	net income of $6,544,000 adjusted by the add-back of non-cash items such as depreciation of $145,000 and the amortization of land use rights of $6,000, and

●
cash provided by from changes in operating assets and liabilities such as an increase in accounts payable of $1,651,000, an increase in income taxes payable of $65,000 and an increase in other taxes payable of $93,000,

Offset by:

●	the use of cash from changes in operating assets and liabilities such as an increase in accounts receivable of $1,609,000 and an increase in inventories of $1,136,000.

Cash flows used in investing activities

In 2010, 2009 and 2008, net cash flow used in investing activities was $36,956, $205 and $15,893, respectively.

Cash flows provided by / (used in) financing activities

In 2010, net cash flow provided by financing activities was attributable to the receipt of proceeds from bank loans of $4,418,000 and from convertible debt of $350,000 offset by the repayment of bank loans of $2,390,000.

In 2009, we made payment of dividends to Mr. Ding of $4,385,000 offset by the net proceeds from bank loans of $731,000.

In 2008, we made a paid a dividend to Mr. Ding of $2,873,000.

We reported a net increase in cash for the year ended December 31, 2009 of $4,713,000 as compared to a net increase in cash of $3,278,000 for the year ended December 31, 2008. We reported a net increase in cash for the year ended December 31, 2010 of $2,755,000.

RESTRICTED NET ASSETS

Our ability to pay dividends is primarily dependent on us receiving distributions of funds from our subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by the Fujian Ansheng only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Fujian Ansheng.

In accordance with the Regulations on Enterprises with Foreign Investment of China and their articles of association, a foreign invested enterprise established in the PRC is required to provide certain statutory reserves, namely general reserve fund, the enterprise expansion fund and staff welfare and bonus fund which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts. A wholly-owned foreign invested enterprise is required to allocate at least 10% of its annual after-tax profit to the general reserve until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. Appropriations to the enterprise expansion fund and staff welfare and bonus fund are at the discretion of the board of directors for all foreign invested enterprises. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. Fujian Ansheng was established as a foreign invested enterprise and therefore is subject to the above mandated restrictions on distributable profits.

As a result of these PRC laws and regulations that require annual appropriations of 10% of after-tax income to be set aside prior to payment of dividends as general reserve fund, Fujian Ansheng is restricted in their ability to transfer a portion of their net assets to the Company.

Amounts restricted include paid-in capital and statutory reserve funds of the Fujian Ansheng as determined pursuant to the PRC accounting standards and regulations, totaling approximately $2,444,817 and $2,444,817 as of December 31, 2010 and 2009, respectively.  Since the reserve balance as of December 31, 2007 reached 50% of its registered capital, the Company is not required to make any additional appropriations to the statutory reserve.
Contractual Obligations and Off-balance Sheet Arrangements

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our financial position, results of operations, and cash flows.

The following tables summarize our contractual obligations as of December 31, 2010 and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments due by period
	Total	Less than 1 year	1-3 Years	3-5 Years	5 Years +
Contractual obligations
Bank indebtedness	$3,290,000	$3,290,000	$-	$-	$-
Lease obligations	182,000	72,000	110,000	-	-
Total contractual obligations	$3,472,000	$3,362,000	$110,000	$-	$-

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Executive Officers and Director

Set forth below is information regarding our director and executive officer. Pursuant to the terms of the Share Exchange, our officers and directors prior to the Share Exchange resigned, and such director resignations  became effective upon the closing of the Share Exchange. Our board of directors prior to the Share Exchange appointed Mr. Ding Jinbiao as the Chairman of our Board, with such appointment took effect on the closing of the Share Exchange. The officer and director having taken effect after the Share Exchange were not affiliated with us prior to the Share Exchange. The Board is comprised of only one class. The director will serve until the next annual meeting of shareholders and until his successors are elected and qualified, or until their earlier death, retirement, resignation or removal. To date we have not had an annual meeting.

Provided below is a brief description of our director’s business experience during the past five years and an indication of directorships he has held in other companies, if any, subject to the reporting requirements under the Federal securities laws.

Name	Age	Position
Mr. Ding Jinbiao	41	Chairman, President, Chief Executive Officer

Ding Jinbiao, Founder and Chairman of the Board, President and Chief Executive Officer

Mr. Ding is the founder and the Chairman of the Board of our Company. Between 1990 and 1995, before founding Ansheng he worked at Andou’s Leather and Plastic Factory as a production manager, during which he developed shoe mold technologies and was able to increase shoe sole production to 60-80 million pairs. Mr. Ding started Ansheng in 1995 as a shoe processing factory. Mr. Ding begun to market and promote its own brand “Anzhi” in 1998 and he has been able to lead the company to generate substantial increase the company’s revenue since 2003 started to use celebrity endorsement to strengthen its brand image and recognitions. By 2005, Mr. Ding has established its own sales distribution network, primarily in Northern and Northeastern China. His 20-year work experience in shoes manufacturing and marketing at other shoe business and as a founder of Fujian Ansheng has led us to the conclusion that this person should serve as our director.

We are currently seeking an English-speaking Chief Financial Officer with public company experience.

Significant Employees

The following are employees who are not executive officers, but who are expected to make significant contributions to our business:

Ding Shunmei, General Manager

Mr. Ding is responsible for strategic planning, financial management and production management of our Company. She has been able to shorten production cycle from 60 days to 40 days. She has over 19 years of experience in the shoe business, including cost management, raw material budgeting, manufacturing and quality control. Ms. Ding joined our Company as head of production department since its inception and has held the office as general manager since 2007.

Mrs. Ding is currently studying for an EMBA degree.

Ding Xianhua, Deputy Manager

Mr. Ding, 34, is responsible for the producing operation with particular attention in overseeing punching, embroidery, sewing, and molding processes. He also participated in raw material cost control process and overall administration. He has more than 10 years of experience in the shoe manufacturing industry. Mr. Ding joined our Company in 1999 as production manager and was appointed to be deputy manager in 2007.

Chen, Lingui, R&D Manager

Mr. Chen, 43, is responsible for our Company’s product design and R&D. Mr. Chen has more than 20 years of experience in product research and development. He worked for Fujian Mengzhizu Company as a pattern maker between 1990 and 1994. Between 1994 and 1997, he worked as a fashion designer for Xtep. Before joining our Company, he was the design manager of Qiaodan (China). He joined Ansheng as R&D manager in 2001. He designed the “BaQiZhanXue” series and the “Tennis Shoe Classic” series.

Huang, Jingiang, Head of Marketing Department

Mr. Huang, 31, is responsible for client management, product sales and brand marketing. Before joining the Company in 2002, he worked as the marketing manager for Fujian Zuotian Sports Goods Company, where he invited the famous Hunan TV host Lixiang Qing to be the spokesperson and as a result the sales of women’s casual shoes increased from 100,000 pairs to 500,000 to 600,000 pairs within a year.

He graduated from Quanzhou Huaqiao University in 1999, with a B.S. degree in marketing management.

Zeng, Guizhong, Production Manager

Mr. Zeng, 43, is responsible for our Company’s operations and quality management. He has more than 20 years of work experience in the shoe production industry. Between 1988 and 1993, he worked as a blanking manager and general manager assistant at Zhongwei Shoe Company in Zhongshan City, Guangdong. Between 2001 and 2005, he worked as the production manager at Ruian Saifeng Shoe Company in Zhejiang. He joined our Company in 2010. He has extensive knowledge in processing techniques, processing technology, quality control, cost management.

Directors’ Compensation

It is our policy that directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

The following includes a summary of transactions since the beginning of fiscal 2010, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000 and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

(1) In connection with leasing the office at the location of Chendai Andou Industry Park for the period from May 31, 2009 to May 31, 2010, we incurred an obligation to pay leasing expenses of RMB 300,000. Mr. Ding Jinbiao, our chairman of the Board and Chief Executive Officer and President, in nature of a loan to Fujian Ansheng, paid such leasing expenses to release the Company from the obligation. Fujian Ansheng therefore incurred a debt owned to Mr. Ding for the amount equal to the leasing expense. In October 2010, Fujian Ansheng has fully paid off such debt owed to Mr. Ding. Fujian Ansheng has been making payment out of its own account to satisfy its obligation in connection with leasing the office since May 31, 2010.

(2) September 15, 2010, Ansheng (HK) entered into the Fujian Ansheng Share Transfer Agreement with Fujian Ansheng, and Mr. Ding, Fujian Ansheng’s sole shareholder, to acquire 100% of the ownership of Fujian Ansheng with consideration of RMB 12,580,000 or approximately US$1,903,000.

(3) Mr. Lam and Mr. Ding entered into the Ansheng International Share Transfer Agreement dated February 11, 2011, pursuant to which Mr. Lam granted to Mr. Ding the option to purchase all of the 30,000 ordinary shares of Ansheng International, Inc. held by Mr. Lam at the nominal price of US$1.00 per share. The option shares vest and become exercisable upon Fujian Ansheng attaining consolidated net income performance targets for fiscal 2011 of at least 120% of the audited consolidated net income of the year ended December 31, 2010 or alternatively if the performance target has not been met, by the payment of the alternative exercise price of US$30,000.

(4) Our loan payable of US$483,983, to Industrial and Commercial Bank of China, due on July 15, 2011was guaranteed by Jinjiang Qiuzhi East Asia Shoe & Cloth Co., Ltd, an enterprise owned by Mr. Jinbiao Ding’s cousin, Ding Shaoxian. Such loan bears an annual interest rate based on the benchmark interest rate multiplied by 1.05 (5.5755% as of December 31, 2010) and collateralized by the Company’s accounts receivables. The largest amount of the principal of this loan outstanding was $483,983.

(5) Our loan payable of US$453,734, to Industrial and Commercial Bank of China, due on August 2, 2011was guaranteed by Jinjiang Qiuzhi East Asia Shoe & Cloth Co., Ltd, an enterprise owned by Mr. Jinbiao Ding’s cousin, Ding Shaoxian. Such loan bears an annual interest rate based on the benchmark interest rate multiplied by 1.05 (5.5755% as of December 31, 2010). The largest amount of the principal of this loan outstanding was $453,734.

(6) Our loan payable of US$1,330,954, to Industrial and Commercial Bank of China, due on December 1, 2011was guaranteed by Jinjiang Qiuzhi East Asia Shoe & Cloth Co., Ltd, an enterprise owned by Mr. Jinbiao Ding’s cousin, Ding Shaoxian. Such loan bears an annual interest rate based on the benchmark interest rate multiplied by 1.05 (5.5755% as of December 31, 2010) and collateralized by the Company’s accounts receivables. The largest amount of the principal of this loan outstanding was $1,330,954.

Director Independence and Board Committees

Our board currently only consists of one director, Mr. Ding Jinbiao. As of the filing of the Form 8-K on February 11, 2011, we have not nominated or chose any person to become our directors other than Mr. Ding and we do not have any arrangement or understanding related to the composition of the board.

Our board does not have any independent directors or any committees, as companies whose securities are quoted on the OTCQB are not required to have board committees. We will appoint independent directors on our board, when we are eligible to be listed on higher stock exchanges and such listing requires us to do so, or if we raise capitals, when contractual obligations to future investors request us to do so. As we appoint independent directors, we will also form audit committee, compensation committee, governance and nominating committee.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

Conflicts of Interest

As of the filing of this Form 8-K, no affiliate has formed or held an ownership interest in and/or manage other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers.  Except the transaction described above on page 58, we have not transacted and do not intend to transact business with some of our officers, director and affiliates, as well as with firms in which some of our officers, director or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the director who authorize or approve the transaction prior to such authorization or approval, and (ii) the transaction be fair and reasonable to us at the time it is authorized or approved by our director.

Corporation Information

Our principal executive offices are located at Chendai Andou Industry Park, Jinjiang, Quanzhou, Fujian, China 362211, Tel: (86) (0) 13808527788.

CHINA REGULATIONS

This section sets forth a summary of the most significant China regulations or requirements that may affect our business activities operated in China or our shareholders’ right to receive dividends and other distributions of profits from the PRC Subsidiary.

Foreign Investment in PRC Operating Companies

The Foreign Investment Industrial Catalogue jointly issued by the MOFCOM and the National Development and Reform Commission or the NDRC in 2007 classified various industries/business into three different categories: (i) encouraged for foreign investment; (ii) restricted to foreign investment; and (iii) prohibited from foreign investment. For any industry/business not covered by any of these three categories, they will be deemed industries/business permitted to have foreign investment. Except for those expressly provided restrictions, encouraged and permitted industries/business are usually 100% open to foreign investment and ownership. With respect to restricted to or prohibited industries/business, there is always a limitation on foreign investment and ownership and are subject to the approval by the MOFCOM and NDRC. With respect to encouraged and permitted industries/business, except for those expressly provided restrictions, these are open to up to 100% foreign investment and ownership. We are engaged in a permitted industry/business, while we are subject to the approval by the Fujian Provincial Government with respect to any acquisition of the ownership of our PRC Subsidiary, we are not subject to the approval by MOFCOM or NDRC.

Regulation of Foreign Currency Exchange

Foreign currency exchange in the PRC is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside the PRC without the prior approval of SAFE. Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), FIEs may purchase foreign exchange without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside the PRC are still subject to limitations and require approvals from SAFE.

Regulation of FIEs’ Dividend Distribution

The principal laws and regulations in the PRC governing distribution of dividends by FIEs include:

(i)	The Sino-foreign Equity Joint Venture Law (1979), as amended, and the Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;
(ii)	The Sino-foreign Cooperative Enterprise Law (1988), as amended, and the Detailed Rules for the Implementation of the Sino-foreign Cooperative Enterprise Law (1995), as amended;
(iii)	The Foreign Investment Enterprise Law (1986), as amended, and the Regulations of Implementation of the Foreign Investment Enterprise Law (1990), as amended.

Under these regulations, FIEs in the PRC may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, foreign-invested enterprises in the PRC are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends. The board of directors of a FIE has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

Regulation of a Foreign Currency’s Conversion into RMB and Investment by FIEs

On August 29, 2008, SAFE issued a Notice of the General Affairs Department of the State Administration of Foreign Exchange on the Relevant Operating Issues concerning the Improvement of the Administration of Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises or Notice 142, to further regulate the foreign exchange of FIEs. According to the Notice 142, FIEs shall obtain verification report from a local accounting firm before converting its registered capital of foreign currency into Renminbi, and the converted Renminbi shall be used for the business within its permitted business scope. The Notice 142 explicitly prohibits FIEs from using RMB converted from foreign capital to make equity investments in the PRC, unless the domestic equity investment is within the approved business scope of the FIE and has been approved by SAFE in advance. In addition, SAFE strengthened its oversight over the flow and use of Renminbi funds converted from the foreign currency-dominated capital of a FIE. The use of such Renminbi may not be changed without approval from SAFE, and may not be used to repay Renminbi loans if the proceeds of such loans have not yet been used. Violations of Notice 142 may result in severe penalties, including substantial fines as set forth in the SAFE rules.

Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions

In October 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Return Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or SAFE Notice 75, which became effective as of November 1, 2005, SAFE Notice 75 requires PRC residents (including both corporate entities and natural persons) to register with SAFE or its competent local branch before establishing or controlling any company outside of China referred to as an “offshore special purpose company” for the purpose of raising fund from overseas to acquire assets of, or equity interests in, PRC companies. Under SAFE Notice 75, a “special purpose vehicle” refers an offshore entity established or controlled, directly or indirectly, by PRC residents for the purpose of seeking offshore equity financing using assets or interests owned by such PRC residents in onshore companies. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend his or her SAFE registration with the SAFE or its competent local branch, with respect to that offshore special purpose company in connection with any of its increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. The SAFE regulations require retroactive approval and registration of direct or indirect investments previously made by PRC residents in offshore special purpose companies. To further clarify the implementation of SAFE Notice 75, SAFE issued Circular 106 in May, 2007. Under Circular 106, PRC subsidiaries of an offshore special purpose company are required to coordinate and supervise the filing of SAFE registrations by the offshore holding company’s shareholders who are PRC residents in a timely manner. In the event that a PRC residents shareholder with a direct or indirect investment in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in liability under PRC law for foreign exchange evasion.

There still remain uncertainties as to how certain procedures and requirements under the aforesaid SAFE regulations will be enforced, and it remains unclear how these existing regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We will attempt to comply, and attempt to ensure that all of our shareholders subject to these rules comply, with the relevant requirements. We cannot, however, assure the compliance of all of our China-resident shareholders. Any failure to comply with the relevant requirements could subject us to fines or sanctions imposed by the Chinese government, including restrictions on certain of our subsidiaries’ ability to pay dividends or hinder our investment in those subsidiaries or affect our ownership structure, which could adversely affect our business and prospects.

Government Regulations Relating to Taxation

On March 16, 2007, the National People’s Congress or NPC, approved and promulgated the PRC Enterprise Income Tax Law, which we refer to as the New EIT Law. The New EIT Law took effect on January 1, 2008. Under the New EIT Law, FIEs and domestic companies are subject to a uniform tax rate of 25%. The New EIT Law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the New EIT Law and which were entitled to a preferential lower tax rate under the then-effective tax laws or regulations.

On December 26, 2007, the State Council issued a Notice on Implementing Transitional Measures for Enterprise Income Tax, or the Notice, providing that the enterprises that have been approved to enjoy a low tax rate prior to the promulgation of the New EIT Law will be eligible for a five-year transition period since January 1, 2008, during which time the tax rate will be increased step by step to the 25% unified tax rate set out in the New EIT Law. From January 1, 2008, for the enterprises whose applicable tax rate was 15% before the promulgation of the New EIT Law , the tax rate will be increased to 18% for year 2008, 20% for year 2009, 22% for year 2010, 24% for year 2011, and 25% for year 2012. For the enterprises whose applicable tax rate was 24%, the tax rate will be changed to 25% from January 1, 2008.

The New EIT Law and Implementation Rules of the New EIT Law provide that an income tax rate of 10% may be applicable to dividends payable to non-PRC investors that are “non-resident enterprises”, which (i) do not have an establishment or place of business in the PRC, or (ii) have such establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC. The income tax for non-resident enterprises shall be subject to withholding at the income source, with the payor acting as the obligatory withholder under the New EIT Law, and therefore such income taxes are generally called withholding tax in practice. It is currently unclear in what circumstances a source will be considered as located within the PRC. We are a U.S. holding company and substantially all of our income is derived from our subsidiaries located in the PRC. Thus, if we are considered as a “non-resident enterprise” under the New EIT Law and the dividends, if any, paid to us by our subsidiary in the PRC are considered income sourced within the PRC, such dividends may be subject to a 10% withholding tax.

Such income tax may be exempted or reduced by the State Council of the PRC or pursuant to a tax treaty between the PRC and the jurisdictions in which our non-PRC shareholders reside. For example, the 10% withholding tax is reduced to 5% pursuant to the Double Tax Avoidance Agreement Between Hong Kong and Mainland China if the beneficial owner in Hong Kong owns more than 25% of the registered capital in a company in the PRC.

The new tax law provides only a framework of the enterprise tax provisions, leaving many details on the definitions of numerous terms as well as the interpretation and specific applications of various provisions unclear and unspecified. Any increase in the combined company’s tax rate in the future could have a material adverse effect on its financial conditions and results of operations.

Regulations of Overseas Investments and Listings

On August 8, 2006, six PRC regulatory agencies, including MOFCOM, CSRC, SASAC, SAT, SAIC and SAFE, jointly amended and released the M&A Rules, which became effective on September 8, 2006. This regulation, among other things, includes provisions that purport to require that an offshore SPV formed for purposes of overseas listing of equity interest in PRC companies and controlled directly or indirectly by PRC companies or individuals obtain the approval of CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange.

On September 21, 2006, CSRC published on its official website procedures regarding its approval of overseas listings by SPVs. CSRC approval procedures require the filing of a number of documents with CSRC and it would take several months to complete the approval process. The application of the M&A Rules with respect to overseas listings of SPVs remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope of the applicability of CSRC approval requirement.

Regulations on Work Safety

On June 29, 2002, the Work Safety Law (“WSL”) of the PRC was adopted by the Standing Committee of the 9th National People’s Congress and came into effect on November 1, 2002, as amended on August 27, 2009. The WSL provides general work safety requirements for entities engaging in manufacturing and business activities within the PRC. Additionally, Regulation on Work Safety Licenses (“RWSL”), as adopted by the State Council on January 7, 2004 effective on January 13, 2004, requires enterprises engaging in the manufacture of dangerous chemicals to obtain a work safety license with a term of three years. If a work safety license needs to be extended, the enterprise must go through extension procedures with authorities three months prior to its expiration. In addition, on May 17, 2004, the Measures for Implementation of Work Safety Licenses of Dangerous Chemicals Production was promulgated as implementing measures to the Regulation on Work Safety Licenses which provides that entities producing dangerous chemicals are required to obtain work safety licenses pursuant to specific requirements. Without work safety licenses, no entity may engage in the formal manufacture of dangerous chemicals.

Regulations on Environmental Protection

According to the Prevention and Control of Water Pollution Law, as adopted by the Standing Committee of the 10th National People’s Congress on February 28, 2008 and effective on June 1, 2008, China adopted a licensing system for pollutant discharge. Companies directly or indirectly responsible for discharge of industrial waste water or medical sewage to waters shall be required to obtain a pollutant discharge license. All companies are prohibited from discharging wastewater and sewage to waters without or in violation of the terms of the pollutant discharge license.

The Regulations on the Administration of Construction Projects Environmental Protection (“RACPEP”), as adopted by the State Council on November 18, 1998 and effective on November 29, 1998, governs construction projects and the impact such projects will have on the environment. Pursuant to the RACPEP, the governing body is responsible for supervising the implementation of a three tiered system that includes (i) reviewing and approving a construction project, (ii) overseeing the construction project and (iii) to inspect the finished construction project and ensure that all harmful pollutants are disposed of correctly. Manufacturing companies are required to apply for inspection with environment protection authorities upon completion of a construction project.

Uncertainties in the interpretation and enforcement of Chinese laws and regulations

The Chinese legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the Chinese government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in China. Our PRC subsidiaries are foreign-invested enterprises and are subject to laws and regulations applicable to foreign-invested enterprises as well as various Chinese laws and regulations generally applicable to companies in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of the date of closing (assuming the Share Exchange and the related issuances have been consummated) by (i) each person (or group of affiliated persons) who is known by us to own more than five percent (5%) of the outstanding shares of our Common Stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group. Immediately following the Share Exchange , we have 34,431,221 shares of Common Stock issued and outstanding, on a fully-diluted basis.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. All share ownership figures include shares of our Common Stock issuable upon securities convertible or exchangeable into shares of our Common Stock within sixty (60) days of the Share Exchange, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.

Name of Beneficial Owner	Amount (number of shares)		Percentage of Outstanding Shares of Common Stock
Ansheng International Inc.(1)	33,949,212	(3)	98.6%
Ding Jinbiao(2)	0		0%

(1) As part of the Restructuring, Mr. Lam Chiu Ming, the sole shareholder, the control person and the beneficial owners of Ansheng International, entered into the Ansheng International Share Transfer Agreement on February 11, 2011, pursuant to which, Mr. Ding, our Chairman, Presient and Chief Executive Officer, has an option, to purchase all of the 30,000 ordinary shares of Ansheng International from Mr. Lam.  Upon exercise of such option, Mr. Ding will indirectly own and control 33,949,212 shares, or 98.6% prior to any offering of securities, of our Common Stock, subject to the shares discussed in note 3 below.

(2) Pursuant to the above share transfer agreement, Mr. Ding may be deemed as a beneficial owner of Ansheng International, Inc.

(3) Pursuant to certain agreements that Ansheng International and its related entity, Anbailun International Holdings, Ltd., entered into with Silver Rock Capital Limited (“Silver Rock”) and Bonus Capital (Hong Kong) Co., Ltd. (“Bonus Capital”), Ansheng International is obligated to transfer shares to each entity. Specifically, Silver Rock and its affiliated entities have entered into an engagement agreement and a bridge loan with Anbailun. Pursuant to the term sheet, Silver Rock agreed to provide consulting services to Ansheng in connection with a reverse merger and financing in the United States public markets. As consideration for these services, Ansheng agreed that Silver Rock would be entitled to, among other items, equity equal to 9.5% of the total outstanding shares post-Closing of the share exchange and related financing. The shares that Silver Rock is entitled to will be transferred to Silver Rock from Ansheng International’s share ownership. Mohammad Ezzat El-Jallad is the control person and beneficial owner of Silver Stone Advisors Limited and Silver Rock. Additionally, Bonus Capital entered into a marketing consultancy agreement with Anbailun to provide marketing and consulting services on the matter of Company’s going public in the U.S. capital market. In consideration of the services, Bonus Capital will receive: (i) a number of shares of common stock of the Company equal to 5% of total issued and outstanding shares post-closing of the reverse merger and financing; and (ii) 3-year warrants to purchase the number of shares of common stocks equal to 4% of the total number of shares issued in the private placement with the U.S. public shell company, exercisable at a price equal to 120% of the purchase price per unit in the financing. The shares that Bonus Capital is entitled to should be transferred from the shares issued to Ansheng International at the closing of the Share Exchange and a financing. Nie Lei, Chen Jun, and Zhang Huide, respectively holding 32%, 32%, and 36% of the shares of Bonus Capital, are deemed its beneficial ownersand control persons. It is expected that this will result in an issuance of 3,259,415 and 1,921,561 shares being issued to Silver Rock and Bonus Capital, respectively. The shares will not be transferred from Ansheng International to Silver rock or Bonus Capital until the final closing of an offering, which has not occurred as of this filing.

DESCRIPTION OF SECURITIES
Authorized Capital Stock

The authorized capital stock consists of 100,000,000 shares of common stock authorized, par value $0.001 and 10,000,000 shares of preferred stocks, par value $0.001. We issued 33,949,212 shares of our Common stock, representing approximately 98.6% of our shares outstanding, to the Ansheng International, Inc. as the sole shareholder of ANBAILUN International Holdings, Limited in exchange for 100% of the issued and outstanding capital stock of ANBAILUN International Holdings Limited. As of the Closing Date, there was 34,431,221 outstanding shares of Common stock. No preferred shares have been designated or issued at this time. The following summary description relating to the capital stock does not purport to be complete.

Common Stock

Holders of Common Stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available therefore. See “Dividend Policy.” Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of Common Stock are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of our Company. There are no conversion, redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

The Board is authorized, without further action by the shareholders, to issue, from time to time, up to 10,000,000 shares of preferred stock in one or more classes or series. Similarly, the Board will be authorized to fix or alter the designations, powers, preferences, and the number of shares which constitute each such class or series of preferred stock. Such designations, powers or preferences may include, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share), redemption rights (including sinking fund provisions, if any), and liquidation preferences of any unissued shares or wholly unissued series of preferred stock. On March 8, 2000, we filed a Certificate of Designation for Series A Preferred Stock, however, no shares of preferred stock were ever issued.

We have not designated or issued any other shares of our preferred stock.

Dividend Policy

Except for the dividends paid to Mr. Ding of $4,385,000 in 2009, and $2,873,000 in 2008, we have not paid cash dividends on any class of common equity since formation, including that Westergaard has not paid any cash dividends on any class of common equity prior to the Share Exchange.

We do not anticipate paying any dividends on our outstanding Common Stock in the foreseeable future. We plan to retain any earnings to finance the development of the business and for general corporate purposes.

CONSULTANTS
Silver Stone Advisors Limited (“Silver Stone”)

On May 12, 2010, our wholly-owned subsidiary, Fujian Ansheng, and Silver Stone entered into an advisory agreement (the “Advisory Agreement”), pursuant to which Silver Rock, will assist us with a public listing and financing in the U.S. capital market. Pursuant to the Advisory Agreement, Silver Rock Capital, Ltd. (“Silver Rock”) provided a $350,000 bridge loan under certain terms and conditions to us for the fees and expenses incurred in preparation of the offering and in connection with the services necessary to complete the transaction. Additionally, Fujian Ansheng agreed to pay Silver Stone a monthly consulting fee of $8,000.

On February 11, 2011, Fujiang Ansheng and Silver Rock entered into a term sheet (the “Term Sheet”), pursuant to which, Ansheng International shall transfer a number of shares to Silver Rock equal to 9.5% of the total outstanding shares post-closing of the reverse merger and financing. No shares have been transferred yet but will be transferred at the final closing of the offering, which has not occurred as of the filing.

Silver Rock Capital Limited (“Silver Rock”)

On May 12, 2010, our wholly-owned subsidiary, ANBAILUN International Holdings, Ltd., and Silver Rock entered into a series of agreements (a securities purchase agreement and its exhibits A to I) (the “Bridge Loan Agreement”) to document the $350,000 bridge loan commitment that Silver Rock agreed to under the Advisory Agreement. Pursuant to the Bridge Loan Agreement, Silver Rock provided capital in the form of a senior secured convertible note to us in the principle amount up to $350,000 to be solely used for the fees and expenses incurred in preparation of an offering in the U.S. capital market. In connection with the loan, Silver Rock received a senior secured convertible note in the aggregate principle amount of $350,000, which matures May 20, 2011, and convertible into shares of our Common Stock at a conversion price of $1 per share (the “Convertible Note”). The note carries no interest.

On February 11, 2011, we entered into certain amendment to the Bridge Loan Agreement, pursuant to which, the terms of the Convertible Notes are revised to state that the Convertible Note matures on the earlier to occur of: (a) two (2) years from the closing of a reverse merger with a US Public Company; or (b) February 15, 2013, and  convertible into shares of common stock of the Company at a conversion price of $0.91 per share (the “Revised Convertible Notes”). Additionally, pursuant to the Bridge Loan Agreement, Silver Rock also received a five (5) year warrant (the “Warrant”) to purchase the number of shares of common stock of the Company issuable upon conversion of the Revised Convertible Notes, at an initial exercise price of $1.09 per share.

Bonus Capital (Hong Kong) Co., Ltd. (Bonus Capital)

On November 15, 2009, our wholly-owned subsidiary, Fujian Ansheng, entered into a marketing consultancy agreement with Bonus Capital Co., Ltd., a BVI company (the “Marketing and Consulting Agreement”), pursuant to which, Bonus Capital is engaged to provide marketing and consulting services on the matter of Company’s going public in the U.S. capital market. In consideration of the services, Bonus Capital will receive: (i) a number of shares of common stock of the Company equal to 5% of total issued and outstanding shares post-closing of the reverse merger and financing transferred from Ansheng International; and (ii) 3-year warrants to purchase the number of shares of common stocks equal to 4% of the total number of shares issued in the private placement with the U.S. public shell company, exercisable at a price equal to 120% of the purchase price per unit in the financing. No shares have been transferred and no warrants have been issued yet, but will be respectively transferred  and issued at the final closing of the offering, which has not occurred as of the filing.

Copies of Advisory Agreement, Bridge Loan Agreement (Note Purchase Agreement), Senior Secured Convertible Note, Warrant, Marketing and Consulting Agreement, and Term Sheet are included as Exhibits 10.20, 10.21, 4.1, 4.2, 10.23, and 10.25

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Company’s common stock is thinly traded on the over-the-counter market under the symbol WSYS. Prior to the Share Exchange, we had not generated any revenue and accumulated losses of $3,749,136 for the period from inception through October 31, 2010. There can be no assurance that a liquid market for our securities will ever develop. Transfer of our common stock may also be restricted under the securities or blue sky laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Transfer Agent and Registrar

Pacific Stock Transfer is currently the transfer agent and registrar for our Common Stock. Its address is 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119.

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation, provides to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our director or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Certificate of Incorporation, is to eliminate our rights and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board may also authorize the Company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our director and officers. As of the date of this report, our Board has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Item 3.02 Unregistered Sales of Equity Securities

As more fully described in Item 1.01 above, in connection with the Exchange Agreement, on February 11, 2011, we issued an aggregate of 33,949,212 shares of Common Stock to Ansheng International, Inc., the sole shareholder of ANBAILUN.  We received in exchange 100% of the shares of ANBAILUN, which exchange resulted in ANBAILUN becoming our wholly owned subsidiary. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

On May 20, 2010, we issued to Silver Stone a senior secured convertible note for an amount of $350,000 (the “Convertible Note”). Such senior secured convertible note would initially mature one year form issuance and carry no interest, and was convertible into the Company’s common stock, commencing at such the Company becomes a publicly trading entity in the US on the OTCBB or larger exchange, at a conversion price of $1 per share. On February 11, 2011, the terms of the Convertible Note was revised to state that the Convertible Note matures on the earlier to occur of: (a) two (2) years from the closing of a reverse merger with a US Public Company; or (b) February 15, 2013, and convertible into shares of common stock of the Company at a conversion price of $0.91 per share (the “Revised Convertible Notes”). The issuance of these securities was made in reliance upon exemptions provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering.

On May 20, 2010, we also issued to Silver Rock a five (5) year warrant to purchase the number of shares of common stock of the Company issuable upon conversion of the Revised Convertible Notes, at an initial exercise price of $1.09 per share. The issuance of these securities was made in reliance upon exemptions provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

Set forth below is information regarding our director, executive officers and director nominees. Pursuant to the terms of the Share Exchange, WSYS’s officers and directors shall resigned, with such director resignations to become effective on the tenth day after the mailing of a Schedule 14F-1 Information Statement to our stockholders (the “14F Effective Date”) regarding the change in our board of directors pursuant to the Share Exchange. Prior to the Share Exchange, our board of directors appointed Mr. Ding Jinbiao as the Chairman of our Board, with such appointment to be effective on the 14F Effective Date. The officers and directors to take effect after the Share Exchange were not affiliated with us prior to the Share Exchange. The Board is comprised of only one class. Our director will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal.

Provided below is a brief description of our directors’ business experience and an indication of directorships he/she has held in other companies, if any, subject to the reporting requirements under the federal securities laws.

Name	Age	Position
Ding Jinbiao	41	Chairman, President, Chief Executive Officer

Ding Jinbiao, Founder and Chairman of the Board, President and Chief Executive Officer

Mr. Ding is the founder and the Chairman of the Board of our Company. Mr. Ding founded Ansheng in 1995 and he is responsible for forming business strategies and making internal policy. Mr. Ding has over 20 years of experience in management in the shoe industry in China. Before founding Ansheng, he worked at a leather and plastic factory as a production manager, during which he developed shoe mold technologies and was able to increase shoe sole production to 60-80 million pairs.

We are currently seeking an English-speaking Chief Financial Officer with public company experience.

Employment Agreement

We do not have employment agreement between Mr. Ding Jinbiao and Mrs. Ding Shunmei and Westergaard.

Mr. Ding Jinbiao entered into an open-term employment agreement with Fujian Ansheng. Pursuant to the agreement, Mr. Ding will serve as our Chief Executive Officer. The term of agreement will start on Dec. 1st, 2010 and end on the date when any mandatory condition to terminate this Agreement occurs. The agreement provides that Mr. Ding’s monthly salary shall be 40,000 RMB.

Mrs. Ding Shunmei entered into an open-term employment agreement with Fujian Ansheng. Pursuant to the agreement, Mrs. Ding Shunmei will serve as our General Manger. The term of agreement will start on Dec. 1st, 2010 and end on the date when any mandatory condition to terminate this Agreement occurs. The agreement provides that Mrs. Ding’s monthly salary shall be 25,000 RMB.

Copies of form of employment agreement between Fujian Ansheng and its other employees and the Employment Agreement of Mr. Ding and Mrs. Ding and are filed as Exhibit 10.11, Exhibit 10.12 and Exhibit 13 to this Form 8-K, as amended.

Family Relationships

Mr. Ding Jinbiao and Ms. Ding Shunmei are in the relationship of marriage. There exists no other family relationship among management.

Board of Directors

Our director holds office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board.

Our director is reimbursed for expenses incurred by them in connection with attending Board meetings, but they do not receive any other compensation for serving on the Board.

Executive Compensation

Summary Compensation Table

The following table sets forth, for the fiscal year ended December 31, 2010 and 2009, the cash compensation paid by the Company, as well as certain other compensation paid with respect to such period, to the Chief Executive Officer.

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Non-Qualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Totals (US$)

Ding Jinbiao (1) (2) President and Chief Executive Officer	2010 2009	74,556.21 72,228.48	0 0	0 0	0 0	0 0	0 0	0 0	74,556.21 72,228.48

Ding Shunmei (1) General Manager	2010 2009	47,928.99 45,142.80	0 0	0 0	0 0	0 0	0 0	0 0	47,928.99 45,142.80

(1)
All compensation made to Mr. Ding Jinbiao and Mrs. Ding Shunmei is paid from the operating subsidiary Fujian Ansheng. Mr. Ding Jinbiao and Mrs. Ding Shunmei have not received compensation or entered into employment agreements with Westergaard.com, Inc. or any of its subsidiaries beyond the operating subsidiary Fujian Ansheng.

(2)
Prior to the Share Exchange as described in Item 1.01, in 2009, Mr. Ding, as the shareholder of Fujian Ansheng at that time, received a payment of dividend for $4,385,000, which may be deemed to be part of the compensation he received for 2009. We do not anticipate paying dividends on any class of common equity in the future.

Option Grants

There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through December 31, 2010.

Option Exercises and Fiscal Year-End Option Value Table.

There were no stock options exercised during period ending December 31, 2010 by the executive officer named in the Summary Compensation Table nor were any options outstanding.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer in the fiscal year ended December 31, 2010 under any long-term incentive plan.

Dividend

Dividend Paid to Our Officers

We did not compensate any of our executive officers in that capacity in the form of dividends in light of services provided to the company.

Dividend Paid to Our Stockholder

In 2009 and 2008, we made payments of dividends on the equity of Fujian Ansheng to Mr. Ding of $4,385,000 and $2,873,000, respectively. Dividends to Mr. Ding were made in the normal course of business and represented a distribution of net income.  The dividend paid in 2008 of $2,873,000 represented the payment of the 2007 declared dividend that was accrued and payable at December 31, 2007. The dividend paid in 2009 of $4,385,000 represented the payment of the 2008 declared dividend that was accrued and payable at December 31, 2008.

Our ability to pay dividends is primarily dependent on us receiving distributions of funds from our subsidiaries. Dividend paid in such form is subject to restrictions in PRC statutory laws and regulations, which only permit payments of dividends by Fujian Ansheng out of the retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Reference is made to Restricted Net Assets in Liquidity and Capital Resource section on page 47 and Note 13 on page F-20 for a detailed description of such restriction. Please also refer to relevant risk associated with such restriction on paying dividend in risk factors on page 28.

Dividend Paid Prior to Share Exchange

Westergaard has not paid any dividends prior to the Share Exchange as described in Item 1.01.

Change in Compensation Policy

Our compensation policies have been changed after the Share Exchange described in Item 1.01 above.  It is our current policy that we will not pay dividend to the shareholders of our company, including those who also serve as officers of the company. All the cash compensation to be received by our officers will be paid in forms of salary or bonus.  Except for the change in our dividend payment policy, we presently do not intend to make changes with respect to Mr. Ding’s compensation,

Directors’ Compensation

It is our policy that directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 11, 2011, as a result of the consummation of the Share Exchange, we changed our fiscal year end from October 31 to December 31 to conform to the fiscal year end of ANBAILUN.

On January 13, 2010, the majority shareholders of our Company authorized us, at the sole option of our Board of Directors to conduct a 100 for 1 reverse stock split (the “Reverse Split”) at such time that the directors deem it in the company’s best interest. Pursuant to Section 14C of the Securities and Exchange Act of 1934, we filed a preliminary information statement and a definitive information statement notifying all shareholders of the right that was granted to the directors. On February 9, 2011, the directors authorized the 100 for 1 reverse stock split with the record date effective as of February 9, 2011 and FINRA declared the Reverse Split effective on February 11, 2011. The reverse split was effective immediately prior to the closing of the Exchange Agreement and did not have the effect of reducing any of the shares issued in connection with the Exchange Agreement. The Reverse Split did, however, reduce the 48,200,927 shares outstanding immediately prior to the closing of the Exchange Agreement to 482,009.

Item 5.06 Change In Shell Company Status.

As described in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Share Exchange. As a result of the Share Exchange, ANBAILUN became our wholly owned subsidiary and our main operating business. Consequently, we believe that the Share Exchange has caused us to cease to be a shell company. For more information about the Share Exchange, please see the information set forth above under Item 2.01 of this Form 8-K which information is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Reference is made to the Share Exchange under the Share Exchange Agreement, as described in Item 1.01.  As a result of the closing of the Share Exchange, our primary operations consist of the business and operations of ANBAILUN, which are conducted through Fujian Jinjiang. In the Share Exchange, we are the accounting acquiree and ANBAILUN is the accounting acquiror.  Accordingly, we are presenting the financial statements of ANBAILUN and its subsidiaries.

(a)	Financial statements of business acquired.

Audited financial statements of ANBAILUN as of and for the years ended December 31, 2010, 2009 and 2008 and related notes thereto is attached hereto as Exhibit 99.1.

(b)	Pro forma financial information.

Unaudited pro forma financial statements and related notes thereto are attached hereto as Exhibit 99.2.

(c)	Shell company transactions.

None.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Exchange Agreement between Westergaard.com, Inc. and ANBAILUN International Holdings Limited dated February 11, 2011 (1)
4.1	Senior Secured Convertible Note dated May 20, 2010 (2)
4.2	Warrant dated May 20, 2010*
10.1	Form Supplier Agreement (1)
10.2	Supplier Agreement with Fujian Hongwei Shoes Plastic Co., Ltd. (1)
10.3	Supplier Agreement with Fujian OiTe Shoe Materials Co.,Ltd. (1)
10.4	Supplier Agreement with JinJiang Hongbao Shoe Material Trading Co., Ltd. (1)
10.5	Form Sales Agreement (1)
10.6	Sales Agreement with Beijing LiSheng Sports Goods Market (1)
10.7	Sales Agreement with Guangzhou Tianhe Dongpu Distribution Company (1)
10.8	Sales Agreement with Shenyang Yangyang Baijia Business &Trading Co., Ltd (1)
10.9	Lease dated May 18, 2009 (1)
10.10	Lease dated December 26, 2010 (2)
10.11	Form Employment Agreement (1)
10.12	Employment Agreement between Fujian Ansheng and Ding Jinbiao (1)
10.13	Employment Agreement between Fujian Ansheng and Ding Shunmei (1)
10.14	Share Transfer Agreement among Fujian Ansheng, Ding Jinbiao and Ansheng (HK) dated September 15, 2010 (2)
10.15	Loan Agreement between Fujian Ansheng and Industrial and Commercial Bank of China, Jinjiang Chidian Brunch dated August 12, 2010 (2)
10.16	Loan Agreement between Fujian Ansheng and Industrial and Commercial Bank of China, Jinjiang Chidian Brunch dated August 7, 2010 (2)
10.17	Loan Agreement between Fujian Ansheng and Industrial and Commercial Bank of China, Jinjiang Chidian Brunch dated July 22, 2010 (2)
10.18	Loan Agreement between Fujian Ansheng and Industrial and Commercial Bank of China, Jinjiang Chidian Brunch dated December 24, 2010 (2)
10.19	Form Product Distribution Agreement (2)
10.20	Advisory Agreement dated May 12, 2010 (2)
10.21	Note Purchase Agreement dated May 12, 2010 (2)
10.22	Senior Secured Convertible Note dated May 12, 2010 (2)
10.23	Marketing and Consulting Agreement dated November 15, 2009 (2)
10.24	Share Transfer Agreement between Lam Chiu Ming and Ding Jinbiao dated February 11, 2011(2)
10.25	Term Sheet dated February 11, 2011*
23.1	Legal Opinion of King & Wood*
99.1	Audited financial statements of ANBAILUN International Holdings Limited and Subsidiaries for the years ended December 31, 2010, 2009 and 2008 *
99.2	Unaudited pro forma financial statements and related notes thereto (2)
99.3	ISO9001 Quality Certificate valid through September 27, 2013(2)

(1)	Incorporated by reference to the Form 8-K filed on February 11, 2011.
(2)	Incorporated by reference to the Amendment No. 1 to the Form 8-K filed on April 26, 2011.
  *   Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERGAARD.COM, INC.

Date: August 17, 2011	By:	/s/Ding Jinbiao
Ding Jinbiao
Director, President and Chief Executive Officer